PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(3)
(to prospectus dated December 22, 2010)	Registration Nos. 333-167844
333-167844-01

Lloyds TSB Bank plc
fully and unconditionally guaranteed by
Lloyds Banking Group plc

Retail Notes, Series B
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We, Lloyds TSB Bank plc, may offer to sell from time to time our senior unsecured Retail Notes, Series B, which may be issued in one or more tranches from time to time and which we hereinafter refer to as the “notes.” The notes will be fully and unconditionally guaranteed by Lloyds Banking Group plc. The general terms of the notes are described in the section entitled “Description of the Notes and the Guarantees” in this prospectus supplement. The specific terms of any notes that we offer will be determined before each sale and may be described in a separate pricing supplement (a “supplement”). Final terms of the notes will be determined at the time of sale and will be contained in the applicable supplement. The terms in a supplement may add to, vary from and supersede the terms contained in this prospectus supplement. General terms of the notes will include:

•	Interest: the notes will bear interest at one or more fixed rates of interest, unless the applicable supplement provides otherwise;

•
Interest Payment Frequency: interest on the notes is payable either monthly, quarterly, semiannually or annually on each interest payment date and on the maturity date, as specified in the applicable supplement. Interest will also be paid on the date of redemption or repayment, if a note is redeemed or repurchased prior to maturity;

•	Maturity: the notes will mature more than one year from the date of issue;

•	Redemption Option: the notes may be subject to redemption at our option;

•
Survivor’s Option: the notes may contain a provision that requires us, upon request, to redeem the notes prior to maturity following the death of the beneficial owner of the notes. The exercise of a Survivor’s Option will only be permitted if so specified in the applicable supplement and is subject to the limitations described under “Description of the Survivor’s Option” in this prospectus supplement and/or any applicable supplement;

•	Denominations: the notes will be issued and sold in denominations of $1,000 and multiples of $1,000, unless the applicable supplement provides otherwise;

•	Listing: the notes will not be listed or displayed on any U.S. securities exchange or quotation system, unless the applicable supplement provides otherwise;

•	Form: the notes will be held in global form by The Depository Trust Company (“DTC”), unless the applicable supplement provides otherwise;

•	Payment Currency: U.S. dollars, unless the applicable supplement provides otherwise.

A supplement may specify that we will issue other types of notes, including, without limitation, floating-rate notes, indexed notes, notes denominated in, or that pay principal or interest in, a currency other than U.S. dollars, amortizing notes, original issue discount notes or exchangeable notes, each as will be further described (as applicable) in any such supplement. These other types of notes are subject to significant risks not associated with a conventional fixed-rate debt security. You should carefully review the additional provisions and risk factors relating to such notes, which will be set forth in the applicable supplement.

Barclays Capital Inc. will act as the selling agent (the “selling agent”) for the notes. We may sell notes to the selling agent as principal for resale at fixed offering prices or through the selling agent as agent using its reasonable best efforts on our behalf. The applicable supplement will disclose the selling agent’s commission or discount, if any.

Investing in the notes involves significant risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement and as incorporated by reference herein.

Our notes are unsecured and are not bank deposits. Our notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, and involve investment risks.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

__________________________

Barclays Capital
__________________________

Prospectus Supplement dated November 25, 2011

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You should rely only on the information incorporated by reference or provided in this prospectus supplement, the accompanying prospectus and any related supplement. We have not authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any applicable supplement is accurate as of any date other than the date indicated on the cover page of that document.

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ABOUT THIS PROSPECTUS SUPPLEMENT

In this prospectus supplement, we use the following terms:

•	“we,” “us,” “our,” “Lloyds Bank” and the “issuer” mean Lloyds TSB Bank plc;

•	“LBG” and the “guarantor” mean Lloyds Banking Group plc;

•	“SEC” refers to the Securities and Exchange Commission;

•	“pounds,” “sterling,” “pence,” “£” and “p” refer to the currency of the United Kingdom;

•	“dollars” and “$” refer to the currency of the United States; and

•
“euro” and “€” refer to the currency of the member states of the European Union (“EU”) that have adopted the single currency in accordance with the treaty establishing the European Community, as amended.

We have registered the notes and related guarantees on a registration statement on Form F-3 with the SEC under registration no. 333-167844, as amended by post-effective amendment no. 1 (registration no. 333-167844-01). Our Central Index Key, or CIK, on the SEC website is 1167831. We refer to the notes, together with the related guarantees (unless the context requires otherwise), as our “Retail Notes” or our “notes”.

From time to time, we intend to use this prospectus supplement (this “prospectus supplement”), the accompanying prospectus (the “accompanying prospectus” or the “prospectus”), and a related supplement to offer the notes. We may also refer to any supplement as a “term sheet.” From time to time, we may also use one or more free writing prospectuses to offer notes. You should read each of these documents before investing in the notes. You should also read the information contained in the documents identified in “Where You Can Find More Information” in the accompanying prospectus.

This prospectus supplement describes additional terms of the notes, and supplements the description of our debt securities contained in the accompanying prospectus. If the information in this prospectus supplement is inconsistent with the accompanying prospectus, the information in this prospectus supplement will supersede the information in the accompanying prospectus.

The applicable supplement for each offering of notes will contain additional terms of the offering and the specific terms of the notes being offered. A supplement may also add, update, or change information in this prospectus supplement or the accompanying prospectus, including provisions describing the calculation of the amounts due under the notes and the method of making payments under the terms of a note. We will state in the applicable supplement the interest rate or interest rate basis or formula, issue price, any relevant market measures, the maturity date, interest payment dates, redemption, or repayment provisions, if any, and other relevant terms and conditions for each note at the time of issuance. A supplement may also include a discussion of any risk factors, or other special additional considerations that apply to a particular type of note. Each applicable supplement can be quite detailed and should always be read carefully.

The applicable supplement, together with the prospectus supplement and the accompanying prospectus, will contain the terms of the notes and will supersede all other oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours prior to or contemporaneous with the offering of the notes. You should rely only on the information provided or incorporated by reference in the applicable supplement, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information that others may give you.

The applicable supplement, this prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy the notes in any jurisdiction in which that offer or solicitation is unlawful. The distribution of the applicable supplement, this prospectus supplement and the accompanying prospectus and the offering of the notes in some jurisdictions may be restricted by law. If you receive the applicable supplement, this prospectus supplement and the accompanying prospectus, you should find out about and observe these restrictions. Persons outside the United States who come into possession of the applicable supplement, this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the distribution of the applicable supplement, this prospectus supplement and the accompanying prospectus and the offering of the notes outside of the United States. The information set forth in the applicable supplement and this prospectus supplement is directed to prospective purchasers who are United States residents. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States of any matters arising under foreign law that may affect the purchase of or holding of, or receipt of payments on, the notes. These persons should consult their own legal and financial advisers concerning these matters.

Any term that is used, but not defined, in this prospectus supplement has the meaning set forth in the accompanying prospectus.

RISK FACTORS

Your investment in the notes involves significant risks. Your decision to purchase the notes should be made only after carefully considering the risks of an investment in the notes, including those discussed below and in the relevant supplement(s) for the specific notes, with your advisers in light of your particular circumstances.  The notes are not an appropriate investment for you if you are not knowledgeable about significant elements of the notes or financial matters in general.  You should not purchase the notes unless you understand and know you can bear the risks involved with such an investment.  We therefore  urge you to consult with your investment, legal, accounting, tax and other advisers before you invest in the notes.

Risks relating to Lloyds Bank and LBG

For a description of the risks associated with Lloyds Bank and LBG and information regarding risks and uncertainties that may materially affect our business and results, see the sections entitled “Operating and Financial Review and Prospects” and “Risk Factors” in LBG’s annual report on Form 20-F for the year ended 2010, which is incorporated by reference in the accompanying prospectus. You should also review the risk factors that will be set forth in other documents filed after the date of this prospectus supplement.

Risks relating to the notes

You are subject to the credit risk of Lloyds Bank and LBG and their credit ratings and credit spreads may adversely affect the value of the notes.

If you invest in the notes, you will be dependent on Lloyds Bank’s ability to pay all amounts due on the notes, and therefore you will be subject to the credit risk of Lloyds Bank and to changes in the market’s view of Lloyds Bank’s creditworthiness. In addition, because the notes are to be fully and unconditionally guaranteed by Lloyds Bank’s parent company, LBG, you will be dependent on LBG’s ability to pay all amounts due on the notes in the event that Lloyds Bank fails to make any payment or delivery required by the terms of the notes. If Lloyds Bank and LBG were to default on their respective payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment. The credit ratings of Lloyds Bank and LBG are an assessment by rating agencies of their ability to pay their obligations, including those under the notes. Any actual or anticipated decline in Lloyds Bank’s and LBG’s credit ratings, or increase in the credit spreads charged by the market for taking credit risk, is likely to adversely affect the value of the notes. However, because the return on the notes is dependent upon factors in addition to Lloyds Bank’s and LBG’s credit ratings, an improvement in their credit ratings will not necessarily increase the value of the notes and will not reduce market risk and other investment risks related to the notes.

The issue price of the notes has certain built-in costs, including the selling agent’s commission and our cost of hedging, both of which are expected to be reflected in secondary market prices.

In determining the economic terms of the notes, and consequently the potential return on the notes to you, we will take into account compensation to the selling agent for distributing the notes, which will be reflected in the selling agent’s commission described on the cover of the applicable supplement, as well as certain costs associated with hedging our obligations under the notes. The issue price of the notes will reflect these factors. As a result, the value of the notes on the issue date is expected to be less than the issue price. Assuming no change in market conditions or any other relevant factors, the price, if any, at which the selling agent or another purchaser is willing to purchase the notes in secondary market transactions will likely be less than the issue price. This is due to, among other things, the fact that the issue price includes, and secondary market prices are likely to exclude, the selling agent’s commission with respect to, and the hedging costs associated with, the notes. The cost of hedging includes the projected profit that may be realized in consideration for assuming the risks inherent in managing the hedging transactions. These secondary market prices are also likely to be reduced by the costs of unwinding the related hedging transactions. A profit may be realized from the expected hedging activity even if investors do not receive a favorable investment return under the terms of the notes or in any secondary market transaction. In addition, any secondary market prices may differ from values determined by pricing models used by the selling agent, as a result of dealer discounts, markups or other transaction costs.

Unless the applicable supplement provides otherwise, the notes will not be listed or displayed on any securities exchange or quotation system, and there may be little or no secondary market for the notes.

Unless the applicable supplement provides otherwise, the notes will not have an established trading market when issued and the notes will not be listed or displayed on any securities exchange or quotation system.  Accordingly, there may be little or no secondary market for the notes and, as such, information regarding independent market pricing for the notes may be very limited or nonexistent. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. We, the selling agent and/or its affiliates may purchase and sell the notes from time to time in the secondary market, but we, the selling agent and/or its affiliates are not obligated to do so. If we, the selling agent and/or its affiliates make such a market in the notes, we, the selling agent and/or any such affiliate may stop doing so at any time and for any reason without notice. Because other dealers are not likely to make a secondary market for the notes, the prices at which you may be able to trade the notes will probably depend on the price, if any, at which we, the selling agent and/or its affiliates may be willing to buy the notes. It is expected that transaction costs in any secondary market would be high and, as a result, the difference between bid and asked prices for the notes in any secondary market could be substantial. There is no assurance that there will be a secondary market for any of the notes. Accordingly, you should be willing to hold the notes until the maturity date, and you may incur a loss if you sell the notes prior to the maturity date or any early redemption date, if applicable.

The market value of the notes prior to maturity will be influenced by many unpredictable factors, and may be less than the issue price.

The market value of the notes may be less than the issue price of the notes. The market value of the notes may be affected by a number of factors that may either offset or magnify each other, including the following:

•	the time remaining to maturity of the notes;

•	the aggregate amount outstanding of the relevant notes;

•	our right to redeem the notes, if applicable;

•	the level, direction, and volatility of market interest and yield rates generally;

•	geopolitical conditions and economic, financial, political, regulatory, agricultural, judicial or other events that affect the markets generally;

•	the supply and demand for the notes in the secondary market, if any; or

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the actual or perceived creditworthiness of Lloyds Bank, as the issuer of the notes, and LBG, as the guarantor of Lloyds Bank’s obligations under the notes, including actual or anticipated downgrades in LBG’s or Lloyds Bank’s credit ratings.

Some or all of these factors may influence the price that you will receive if you sell the notes prior to the maturity date or any early redemption date, if applicable, in the secondary market, if any. If you sell the notes before the maturity date or any early redemption date, if applicable, the price that you receive may be less, and may be substantially less, than the issue price or the price which you paid.

It is possible that you may receive below-market interest in respect of one or more interest payment dates.

If you invest in notes that accrue interest at a fixed rate, there can be no guarantee that the interest you will receive on one or more of the interest payment dates will be greater than the market interest rate on such dates. In the case of notes subject to redemption at our option, we are not likely to redeem the notes when market interest rates are higher than the applicable fixed interest rate on the notes. We have no control over a number of factors that may affect market interest rates, including geopolitical conditions and economic, financial, political, regulatory, agricultural, judicial or other events that affect the markets generally and that are important in determining the existence, magnitude and longevity of these risks and their results. You should have a view as to the interest rates on the notes (as specified on the cover of the applicable supplement) and their levels relative to market interest rates before investing, and you must be willing to forgo guaranteed market interest rates for all or most of the term of the notes.

There may be potential conflicts of interest between investors in the notes and us and our affiliates and the selling agent and its affiliates.

We and our affiliates and the selling agent and its affiliates play a variety of roles in connection with the issuance of the notes, including hedging our obligations under the notes. Trading activities related to short-term and long-term interest rate swaps and other instruments that may affect interest rates have been entered into or may be entered into on behalf of us, our affiliates, the selling agent, its affiliates or their respective customers, that are not for the account of the investors in the notes or on their behalf. In particular, as described below under “Use of Proceeds; Hedging,” we, the selling agent and/or its affiliates may hedge our obligations under the notes by purchasing securities, futures, options or other derivative instruments, and we may adjust these hedges by, among other things, purchasing or selling securities, futures, options or other derivative instruments at any time. These trading activities may present a conflict between the investors’ interests in the notes and the interests we, our affiliates and the selling agent and its affiliates will have in each of their respective proprietary accounts and in facilitating transactions, including block trades and options and other derivatives transactions, for their respective customers and in accounts under each of their respective management. In performing these activities, the economic interests of us and our affiliates and the selling agent and its affiliates are potentially adverse to your interests as an investor in the notes. It is possible that we, the selling agent and/or its affiliates could receive substantial returns from these hedging activities while the value of the notes declines.

In addition, an affiliate of the selling agent will act as determination agent with respect to any requests to exercise the Survivor’s Options under the notes and will make determinations regarding the eligibility or validity of any exercise of a Survivor’s Option, and may, in the future, serve as calculation agent with respect to certain issuances of notes.  The exercise of this discretion by an affiliate of the selling agent can adversely affect the value of the notes and may present a conflict of interest between the investor’s interest in the notes and the interest of the selling agent.

We and our affiliates and the selling agent and its affiliates have published or may in the future publish reports, express opinions or provide recommendations and engage in other transactions that could adversely affect the value of the notes.

We and our affiliates and the selling agent and its affiliates have published or may in the future publish reports from time to time on financial markets and other matters that may influence the value of the notes or express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any such reports, opinions or recommendations may be inconsistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the notes.

We and the selling agent or any of its affiliates may also issue, underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments that may have features similar to those of the notes, including similar rates of interest or maturities. By introducing competing products into the marketplace in this manner, we and the selling agent or its affiliates could adversely affect the value of the notes.

The notes may be subject to early redemption at our option.

If so specified in the applicable supplement, we may redeem the notes prior to the maturity date on any interest payment date, beginning on the interest payment date as specified in the applicable supplement. In addition, we have the right to redeem the notes following the occurrence of one of certain tax law changes as described under “Description of the Notes—Redemption for Tax Reasons” in this prospectus supplement and “Description of Debt Securities—Redemption” in the accompanying prospectus. If you intend to purchase the notes, you must be willing to have the notes redeemed early. We are generally more likely to redeem notes, subject to redemption at our option, during periods when we expect that interest will accrue on the notes at a rate that is greater than that which we would pay on our traditional interest-bearing deposits or debt securities having a maturity equal to the remaining term of the notes. In contrast, we are generally less likely to redeem such notes during periods when we expect interest to accrue on the notes at a rate that is less than that which we would pay on those instruments. Although the interest rate on notes subject to redemption at our option will typically step up during the term of such notes, you may not benefit from any future increase in the interest rate if such notes are redeemed prior to the date on which the interest rate is scheduled to increase. If we redeem such notes prior to the maturity date, accrued interest will be paid on the notes prior to such early redemption, but you will not receive any future interest payments from the notes redeemed and you may be unable to reinvest your proceeds from the redemption in an investment with a return that is as high as the return on the notes would have been if they had not been redeemed.

Any Survivor’s Option may be limited in amount, and any repayments made with respect to the exercise of a Survivor’s Option will not be made immediately.

The applicable supplement may indicate that the note contains a “Survivor’s Option.” The Survivor’s Option is a provision in a note in which we agree to repay that note, if requested by the authorized representative of the beneficial owner of that note, following the death of the beneficial owner of the note, provided that the note was acquired by the beneficial owner at least six months prior to the date of the request. Acceptance of an exercise of a Survivor’s Option and determinations regarding the eligibility and validity of any exercise of a Survivor’s Option will be at the sole and reasonable discretion of the Determination Agent. The Determination Agent has the discretionary right to apply a limit set by us to the aggregate principal amount of notes as to which exercises of the Survivor’s Option will be accepted by us from all authorized representatives of deceased beneficial owners in any calendar year to an amount equal to 2% of the aggregate principal amount per tranche of notes outstanding as of the end of the most recent calendar year. The Determination Agent also has the discretionary right to apply a limit set by us to the aggregate principal amount of notes as to which exercises of the Survivor’s Option will be accepted by us from the authorized representative of any deceased beneficial owner of the notes in any calendar year to $250,000 per tranche of notes. Accordingly, no assurance can be given that the valid exercise of a Survivor’s Option, if any, for a desired amount will be permitted in any single calendar year. In addition, as a result of the foregoing limitations, in some cases exercises of a Survivor’s Option may not result in any payment in the year that the Survivor’s Option has been exercised, or in one or more years subsequent to the year that the Survivor’s Option was first exercised.  These limitations and the discretion of the Determination Agent in applying any such limitations are discussed in more detail under the “Description of the Survivor’s Option” below.

If a valid request to exercise the Survivor’s Option is not fully accepted in any calendar year due to the application of any of the limitations described in the preceding paragraph and in “Description of the Survivor’s Option” below, the notes will be deemed to be tendered in the following calendar year only if an authorized representative of the deceased beneficial owner and any Financial Institution (as defined below) through which the beneficial ownership interest in the notes is held by the deceased beneficial owner reaffirms the exercise of the Survivor’s Option by submitting a Survivor’s Option Reaffirmation Form (as defined below).  If a completed Survivor’s Option Reaffirmation Form is not submitted to the Document Administrator (as defined below) within 10 business days following the delivery thereof by the Document Administrator to the relevant Financial Institution through which the beneficial ownership interest in the notes is held by the deceased beneficial owner, the election to exercise the Survivor’s Option will be deemed to have been withdrawn.  The requirements relating to Survivor’s Option Reaffirmation Forms are described in more detail under the heading “Description of the Survivor’s Option” below.

In addition, even if the note is accepted for repayment pursuant to the valid exercise of a Survivor’s Option in a certain calendar year, you will not receive immediate repayment. Repayment on a note so accepted will only be made on the first of two Survivor’s Option Payment Dates (either February 15 or August 15, unless the applicable supplement provides otherwise) that occurs 30 or more calendar days after the date of acceptance.

Whether you should exercise a Survivor’s Option if you meet the eligibility requirements to do so is a decision you will need to make in consultation with your investment, legal, accounting, tax and other advisers, after considering all the facts and circumstances of your situation. An additional consideration that you may wish to take into account is the prevailing secondary market prices for the notes, if any, at the time you are considering the exercise of the Survivor’s Option or the submission of a Survivor’s Option Reaffirmation Form. In some circumstances, such secondary market prices, if any, may be greater than the price you would receive upon the exercise of your Survivor’s Option. Accordingly, you should contact your advisers to determine the prevailing secondary market prices of the notes, if any, in order to determine whether to sell the notes to a market participant at such secondary market prices, if any, or to exercise the Survivor's Option to receive repayment at a price equal to 100% of the principal amount plus accrued and unpaid interest.

For additional details regarding the Survivor’s Option, see “Description of the Survivor’s Option” in this prospectus supplement.

Usury laws may limit the amount of interest that can be charged and paid on the notes.

New York law will govern the notes offered by this prospectus supplement. New York usury laws limit the amount of interest that can be charged and paid on loans, including the notes. Under current New York law, the maximum permissible rate of interest is 25% per year on a simple interest basis. This limit may not apply to notes in which $2,500,000 or more has been invested. While we believe that a U.S. federal or state court sitting outside New York may give effect to New York law, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We do not intend to claim the benefits of any laws concerning usurious rates of interest.

The notes may not be a suitable investment for you.

The notes may not be a suitable investment for you if, among other things:

•	you are unwilling to forgo guaranteed market interest rates for the term of the notes;

•	you seek assurances that there will be a liquid market if and when you want to sell the notes prior to maturity or any early redemption, if applicable;

•	you are unwilling or are unable to assume the credit risk associated with Lloyds Bank, as the issuer of the notes, and LBG, as the guarantor of the issuer’s obligations under the notes;

•
if the notes are subject to redemption at the option of the issuer, you are unwilling to accept the risk that the notes may be redeemed prior to maturity, and are unwilling or unable to accept the risk that you may be unable to reinvest the proceeds of such redemption in an investment with a return that is as high as the return on the notes would have been if they had not been redeemed; or

•
you are unwilling to accept the limitations imposed on the exercise of a Survivor’s Option. See “Risk Factors ─ Any Survivor’s Option may be limited in amount, and any repayments made with respect to the exercise of a Survivor’s Option will not be made immediately”.

Additional risks relating to other types of notes

If we issue and you invest in other types of notes, including, without limitation, floating-rate notes, indexed notes, notes denominated in, or that pay principal or interest in, a currency other than U.S. dollars, amortizing notes, original issue discount notes or exchangeable notes, each as will be further described in the applicable supplement, you will be subject to significant risks not associated with a conventional fixed-rate note. Additional risks that you should consider in connection with an investment in any of these notes will be set forth in the applicable supplement(s). Your decision to purchase such notes should be made only after carefully considering the risks of an investment in the notes discussed in the applicable supplement(s). You should not purchase the notes unless you understand and know you can bear the risks involved with such investment. We therefore urge you to consult with your investment, legal, accounting, tax and other advisers before you invest in such notes.

DESCRIPTION OF THE NOTES AND THE GUARANTEES

This section describes the general terms and conditions of the notes. This section supplements, and should be read together with, the general description of our debt securities included in “Description of Debt Securities” in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

We will describe the particular terms of the notes we sell in a separate supplement. The terms and conditions stated in this section will apply to each note unless the note or the applicable supplement indicates otherwise.

We refer to the notes, together with the related guarantees (unless the context requires otherwise), as our “Retail Notes” or our “notes”.

General

The following summary of the terms of the notes and the indenture is not complete and is qualified in its entirety by reference to the actual notes and the specific provisions of the indenture (as defined below), as applicable.

We will issue senior unsecured Retail Notes under a senior debt securities indenture dated as of January 21, 2011 among us, LBG, as guarantor, and The Bank of New York Mellon, acting through its London Branch, as trustee (the “trustee”), as supplemented by the second supplemental indenture dated as of November 25, 2011 among us, LBG, as guarantor and the trustee. We refer to such senior debt securities indenture, as supplemented by such second supplemental indenture and as may be supplemented or amended from time to time, as the “indenture.”

All tranches of the notes will constitute a single series of debt securities under the indenture, together with any notes that we issue in the future under the indenture that we designate as being part of this series.

The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. We, LBG and the selling agent, in the ordinary course of our respective businesses, have conducted and may conduct business with the trustee or its affiliates. See “Description of Debt Securities” in the accompanying prospectus for more information about the indenture and the functions of the trustee.

The notes are our direct unsecured obligations and are not obligations of our subsidiaries. The notes are being offered on a continuous basis. There is no limit under our registration statement on the total initial public offering price or aggregate principal amount of the notes that may be offered using this prospectus supplement. We may issue other debt securities under the indenture from time to time in one or more series up to the aggregate principal amount of the then-existing grant of authority by our board of directors.

Unless otherwise provided in the applicable supplement, the minimum denomination of the notes will be $1,000 and any larger amount that is a whole multiple of $1,000 (or the equivalent in other currencies).

Specific Terms of the Notes. The specific terms of any notes we offer, and any additional terms of the notes, will be determined before each sale and will be described in the applicable supplement(s). The supplement may specify, among other things:

•	the specific designation of the notes;

•	the price, which may be expressed as a percentage of the aggregate principal amount of the notes, at which the notes will be issued to the public (the “issue price”);

•	the aggregate principal amount;

•	interest payment frequency;

•	the selling agent’s commission or discount, if any;

•	the original issue date;

•	the maturity date, and any terms related to any extension or postponement of the maturity date;

•
if applicable, the circumstances under which the notes may be redeemed at our option prior to the maturity date set forth on the face of the notes, including any redemption date, redemption price, and redemption period;

•	whether the “Survivor’s Option” described below will be applicable;

•	the denominations or minimum denominations;

•	the currency or currencies, if not U.S. dollars, in which payments will be made on the notes;

•	whether interest will be payable in cash or in kind;

•	the securities exchange or quotation system, if we decide to list the notes;

•	if the notes are not fixed-rate notes, a description of the type of note they are;

•	any special U.S. federal income tax consequences of the purchase, ownership and disposition of the notes; and

•	if applicable, any other material terms of the notes which are different from those described in this prospectus supplement and the accompanying prospectus.

Types of Notes

Fixed-Rate Notes

Unless the applicable supplement provides otherwise, the notes will bear interest at one or more fixed rates of interest, as set forth in the applicable supplement. The applicable supplement will specify such notes as being “fixed-rate notes.” Unless we specify otherwise in the applicable supplement, each fixed-rate note will bear interest from its original issue date or from the most recent date to which interest on the note has been paid or made available for payment. Interest will accrue on the principal of a fixed-rate note at the fixed annual rate stated in the applicable supplement, which may be an annual rate that is greater than or less than the annual rate in effect for a prior interest period, until the principal is paid or made available for payment.

Other Types of Notes

We may issue notes that will bear interest at a floating rate of interest determined by reference to one or more interest rate bases, or by reference to one or more interest rate formulae, as may be specified in the applicable supplement. The applicable supplement will specify such notes as being “floating-rate notes.”

We may also issue notes that provide that the rate of return, including the principal, premium (if any), interest, or other amounts payable (if any), is determined by reference, either directly or indirectly, to the price or performance of one or more securities, commodities, currencies or composite currencies, interest rates, stock or commodity indices, exchange traded funds, currency indices, consumer price indices, or other market measures, or any combination of the above, in each case as specified in the applicable supplement. The applicable supplement will specify such notes as being “indexed notes.”

In addition, we may issue notes with elements of each of the fixed-rate, floating-rate and indexed notes described above. For example, notes may bear interest at a fixed rate for some periods and at a floating rate for others. Similarly, notes may provide for payment of principal at maturity linked to an index, and may also bear interest at a fixed or floating rate during the term of the note.

We may issue notes that are denominated in, or pay principal or interest in, a currency other than the U.S. dollar.

We may issue amortizing notes, which are fixed-rate notes for which combined principal and interest payments are made in installments over the life of the note. Payments on amortizing notes are applied first to interest due and then to the reduction of the unpaid principal amount.

We may issue notes at a price lower than their principal amount or lower than their minimum guaranteed repayment amount at maturity, which we refer to as “original issue discount notes.” Original issue discount notes may be fixed-rate, floating-rate, or indexed notes and may bear no interest (“zero coupon notes”) or may bear interest at a rate that is below market rates at the time of issuance.

We may issue notes, which are exchangeable for securities or other property, which we refer to as “exchangeable notes.” The applicable supplement will specify the securities or other property for which such notes may be exchanged, the rate of exchange, whether the notes are exchangeable at your option or our option, and other terms of such notes.

We may issue notes for which the maturity date may be extended at our option or renewed at the option of the holder for one or more specified periods, up to but not beyond the final maturity date stated in the note. The specific terms of and any additional considerations relating to extendible or renewable notes will be set forth in the applicable supplement.

If we issue any of the notes described in this section, we will describe the specific terms of any such notes in the applicable supplement. These terms may include:

•
the method of determining and paying interest, including any applicable interest rate basis or bases, any initial interest rate, any interest reset dates, any payment dates, any index maturity, and any maximum or minimum rate of interest;

•	any spread or spread multiplier applicable to a floating-rate note or an indexed note; and

•	the method for the calculation and payment of principal, premium (if any), interest, and other amounts payable (if any).

We may also specify in the applicable supplement certain historical or other information with respect to the specified index or other market measure, specific risk factors relating to that particular type of note, and tax considerations associated with an investment in that particular type of note.

Payment of Principal, Interest and Other Amounts Due

Payments of Interest.  Unless we specify otherwise in the applicable supplement, if the applicable supplement specifies that the notes bear interest, we will pay interest on any note in arrears monthly, quarterly, semiannually, or annually, as set forth in the applicable supplement, and at maturity or upon early redemption, if applicable. Each day on which we will pay interest will be referred to as an “interest payment date.” The first interest payment date will be set forth in the applicable supplement. Unless we specify otherwise in the applicable supplement, each interest payment due in respect of the notes on an interest payment date, the maturity date or upon early redemption, if applicable, will include interest accrued from and including the most recent interest payment date to which interest has been paid, or, if no interest has been paid, from the original issue date, to but excluding the next interest payment date or the maturity date, as the case may be. Unless we specify otherwise in the applicable supplement, interest on the notes will be computed and paid on the basis of a 360-day year consisting of twelve 30-day months.

Payments to Holders and Record Dates for Interest. Unless we specify otherwise in the applicable supplement, the provisions described in this section will apply to payments on the notes.

Interest payments on the notes will be made on each interest payment date applicable to, and at the maturity date (or the date of early redemption, if applicable) of, the notes. Interest payable on any interest payment date other than the maturity date (or the date of early redemption, if applicable) will be paid to the registered holders of the notes on the regular record date for that interest payment date, as described below. However, unless we specify otherwise in the applicable supplement, the initial interest payment on a note issued between a regular record date and the interest payment date immediately following the regular record date will be made on the second interest payment date following the issuance of the note to the holder of record on the regular record date preceding the second interest payment date. The principal and interest payable at maturity (or upon early redemption, if applicable) will be paid to the holder of the note at the close of business on the maturity date (or the date of early redemption, if applicable).

Unless we specify otherwise in the applicable supplement, the record date for any interest payment for a note in book-entry-only form generally will be the date which is 15 calendar days prior to the payment date. If such 15th day is not a business day, the record date will be the next succeeding business day.

Unless we specify otherwise in the applicable supplement, if any interest payment date or the maturity date of a note falls on a day that is not a business day, we will make the required payment on the next business day, and no additional interest will accrue in respect of the payment made on the next business day.

Unless we specify otherwise in the applicable supplement, the term “business day” means any weekday that is not a legal holiday in New York, New York, London, England, or any other place of payment of the note, and is not a date on which banking institutions in those cities are authorized or required by law or regulation to be closed.

Manner of Payment. Unless otherwise stated in the applicable supplement, we will pay principal, premium (if any), interest, and other amounts payable (if any) on the notes in book-entry form in accordance with arrangements then in place between the applicable paying agent and the applicable depository. Unless otherwise stated in the applicable supplement, we will pay any interest on notes in certificated form on each interest payment date other than the maturity date (or the date of early redemption, if applicable) by check mailed to holders of the notes on the applicable record date at the address appearing on our records. Unless otherwise stated in the applicable supplement, we will pay any principal, premium (if any), interest, and other amounts payable (if any) at the maturity date  (or the date of early redemption, if applicable) of a note in certificated form by wire transfer of immediately available funds upon surrender of the note at the corporate trust office of the trustee or the London paying agent, as applicable.

For the provisions applicable to amounts payable on notes repaid by us prior to maturity (or the date of early redemption, if applicable) pursuant to the valid exercise of a Survivor’s Option, see “Description of the Survivor’s Option” in this prospectus supplement.

Payment of Additional Amounts. Unless otherwise stated in the applicable supplement, neither we nor LBG will withhold or deduct amounts from payments of principal or interest on the notes. However, the United Kingdom (or any political subdivision thereof or therein having the power to tax) may require us or LBG to withhold or deduct amounts from payments of principal or interest on the notes, for taxes or other governmental charges. If such a withholding or deduction is required, we or LBG, as the case may be, may be required to pay additional amounts (“Additional Amounts”) such that the net amount paid to holders of the notes, after such deduction or withholding, equals the amount that would have been payable had no such withholding or deduction been required. For more information on Additional Amounts and the situations in which we must pay Additional Amounts, see “Description of Debt Securities—Additional Amounts” in the accompanying prospectus.

Paying Agents. Unless otherwise provided in the applicable supplement, the trustee will act as our paying agent, security registrar, and transfer agent with respect to the notes through the trustee’s corporate trust office. That office is currently located at One Canada Square, London E14 5AL, England. If specified in the applicable supplement, with respect to some of our notes, including notes denominated in euros, the trustee will act as the London paying agent (the “London paying agent”) through its London branch, which is located at the trustee’s corporate trust office. At any time, we may rescind the designation of a paying agent, appoint a successor paying agent, or approve a change in the office through which any successor paying agent acts in accordance with the indenture. In addition, we may decide to act as our own paying agent with respect to some or all of the notes, and the paying agent may resign.

Determination Agent; Document Administrator. Barclays Bank PLC, an affiliate of the selling agent, will act as determination agent (the “Determination Agent”) in connection with any Survivor’s Option. Requests for tenders of notes will be received by The Bank of New York Mellon, in its capacity as Document Administrator (the “Document Administrator”), on our behalf, and the Document Administrator will forward the relevant Survivor’s Option Documentation (as defined below) and any Survivor's Option Reaffirmation Forms, if applicable, to the Determination Agent for review and acceptance. Acceptance of an exercise of a Survivor’s Option and determinations regarding the eligibility and validity of any exercise of a Survivor’s Option will be at the sole and reasonable discretion of the Determination Agent. For additional details regarding the Survivor’s Option, including the limitations that apply thereto, see “Description of Survivor’s Option” in this Prospectus Supplement.

Calculation Agents. We will identify the calculation agent for any floating-rate or indexed notes in the applicable supplement. An affiliate of the selling agent will be appointed as calculation agent with respect to any notes that require a calculation agent if, in connection with such notes, we have entered into a hedging transaction with the selling agent or an affiliate thereof.  The calculation agent will be responsible for calculating the interest rate, reference rates, principal, premium (if any), interest, or other amounts payable (if any) applicable to the floating-rate notes or indexed notes, as the case may be, and for certain other related matters. The calculation agent, at the request of the holder of any floating-rate note, will provide the interest rate then in effect and, if already determined, the interest rate that is to take effect on the next interest reset date for the floating-rate note. At the request of the holder of any floating-rate note that is an indexed note, and to the extent set forth in the applicable supplement, the calculation agent will provide the reference rate or formula then in effect. We may replace any calculation agent or elect to act as the calculation agent for some or all of the notes, and the calculation agent may resign.

No Sinking Fund

Unless we specify otherwise in the applicable supplement, the notes will not be entitled to the benefit of any sinking fund. This means that we will not deposit money on a regular basis into any separate custodial account to repay the notes.

Redemption for Tax Reasons

Unless the applicable supplement provides otherwise, we or LBG will have the option to redeem notes in whole, but not in part, after giving not less than 5 business days or more than 60 calendar days’ notice to each holder of such notes, at a redemption price equal to 100% of their principal amount together with any accrued but unpaid payments of interest, to the redemption date, or, in the case of notes issued with original issue discount, their accreted face amount, together with any accrued interest, or, in the case of such other notes as we may issue, at the redemption price specified in the applicable supplement (and premium, if any, thereon) together with accrued interest up to, but excluding, the redemption date, if we or LBG, as applicable, determine that as a result of a change in or amendment to the laws or regulations of a U.K. taxing jurisdiction, including any treaty to which it is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the date of the applicable supplement:

•	in making any payments on such notes, we or LBG, as applicable, have paid or will or would on the next interest payment date become obligated to pay Additional Amounts;

•
payment of interest on the next interest payment date in respect of any such notes would be treated as “distributions” within the meaning of Chapter 2 of Part 23 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or reenactment of the Act; or

•
on the next interest payment date we or LBG, as applicable, would not be entitled to claim a deduction in respect of the payments in computing our or LBG’s U.K. taxation liabilities, or the value of the deduction to us or LBG, as applicable, would be materially reduced.

Before we publish any notice of redemption for tax reasons, we or LBG will deliver to the trustee under the indenture an officer’s certificate or a legal opinion stating that we or LBG, as the case may be, are entitled to redeem the notes and that the conditions precedent to redemption have occurred.

Optional Redemption

The applicable supplement will indicate whether we have the option to redeem notes prior to their maturity date other than as described above under “Redemption for Tax Reasons.” If we have such an option, we may redeem any tranche of notes in whole, but not in part, only on an interest payment date and provided we give not less than 5 business days’ or more than 60 business days’ prior written notice to each holder of notes, the trustee and the applicable depository, unless specified otherwise in the applicable supplement. The applicable supplement will indicate the first interest payment date on which we may redeem notes prior to their maturity. Unless the applicable supplement provides otherwise, the redemption price will be 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest to but excluding the interest payment date on which the notes are redeemed.

The notice to be given to each holder of the notes, the trustee and the applicable depository will take the form of a certificate signed by us specifying:

•	the date fixed for redemption;

•	the redemption price;

•	the CUSIP, Common Code and/or ISIN number or numbers, if any, of the notes to be redeemed;

•	the amount to be redeemed, if the applicable supplement specifies that less than all of a tranche of notes is to be redeemed;

•	the place of payment for the notes to be redeemed; and

•	that on and after the date fixed for redemption, interest will cease to accrue on the notes to be redeemed.

So long as a depository is the record holder of the applicable notes to be redeemed, we will deliver any notice of our election to exercise our redemption right only to that depository and the trustee.

Repayment

Unless otherwise specified in the applicable supplement, the notes will not be repaid at the holder’s option prior to their maturity date. If the applicable supplement specifies that the notes may be repaid prior to maturity, such supplement will indicate the amount at which we will repay the notes and the procedure for repayment. If the applicable supplement specifies that the notes contain a Survivor’s Option (as described below) pursuant to which the notes may be repaid prior to maturity (subject to certain limitations), see “Description of the Survivor’s Option” in this prospectus supplement.

Survivor’s Option

The applicable supplement will indicate whether a note contains the “Survivor’s Option”. The “Survivor’s Option” is a provision in a note in which we agree to repay that note, if requested by the authorized representative of the beneficial owner of that note, following the death of the beneficial owner of the note, provided that the note was acquired by the beneficial owner at least six months prior to the date of the request. The notes will not be eligible for repayment in this manner unless the applicable supplement for the notes provides for the Survivor’s Option.

If the Survivor’s Option is applicable to a note, upon the valid exercise of the Survivor’s Option (as described below) and the proper tender of the relevant notes for repayment, we will repay such notes, in whole or in part (subject to the limitations as described below), at a price equal to 100% of the principal amount of the deceased beneficial owner’s beneficial ownership interest in such notes plus any accrued and unpaid interest to, but excluding, the date of repayment.

Acceptance of an exercise of a Survivor’s Option and determinations regarding the eligibility and validity of any exercise of a Survivor’s Option will be at the sole and reasonable discretion of the Determination Agent. The Determination Agent has the discretionary right to apply a limit set by us to the aggregate principal amount of notes as to which exercises of the Survivor’s Option will be accepted by us from all authorized representatives of deceased beneficial owners in any calendar year to an amount equal to 2% of the aggregate principal amount per tranche of notes outstanding as of the end of the most recent calendar year. The Determination Agent also has the discretionary right to apply a limit set by us to the aggregate principal amount of notes as to which exercises of the Survivor’s Option will be accepted by us from the authorized representative of any deceased beneficial owner of the notes in any calendar year to $250,000 per tranche of notes. As a result of the foregoing limitations, in some cases exercises of a Survivor’s Option may not result in any payment in the year that the Survivor’s Option has been exercised, or in one or more years subsequent to the year that the Survivor’s Option was first exercised.  These limitations and the discretion of the Determination Agent in applying any such limitations are discussed in more detail under the “Description of the Survivor’s Option” below.

If a valid request to exercise the Survivor’s Option is not fully accepted in any calendar year due to the application of any of the limitations described in the preceding paragraph and in “Description of the Survivor’s Option” below, the notes will be deemed to be tendered in the following calendar year only if an authorized representative of the deceased beneficial owner and any Financial Institution (as defined below) through which the beneficial ownership interest in the notes is held by the deceased beneficial owner reaffirms the exercise of the Survivor’s Option by submitting a Survivor’s Option Reaffirmation Form (as defined below).  If a completed Survivor’s Option Reaffirmation Form is not submitted to the Document Administrator (as defined below) by the Financial Institution within 10 business days following the delivery thereof by the Document Administrator to the relevant Financial Institution through which the beneficial ownership interest in the notes is held by the deceased beneficial owner, the election to exercise the Survivor’s Option will be deemed to have been withdrawn.  The requirements relating to Survivor Option Reaffirmation Forms are described in more detail under the heading “Description of the Survivor’s Option” below.

For additional details regarding the Survivor’s Option, see “Description of the Survivor’s Option” in this prospectus supplement.

Repurchase

We, or any of our affiliates, may purchase at any time our notes in the open market at prevailing prices or in private transactions at negotiated prices. If we purchase notes in this manner, we have the discretion to either hold, resell, or cancel any repurchased notes. In addition, the selling agent may purchase at any time our notes in the open market at prevailing prices or in private transactions at negotiated prices.

Reopenings

We have the ability to “reopen,” or increase after the issuance date, the principal amount of a particular tranche or series of our notes without notice to the holders of existing notes by selling additional notes having the same terms as such other tranche or series. However, any new notes of this kind may have a different offering price and terms with respect to accrued interest.

Other/Additional Provisions

Any provisions with respect to the notes, including the calculation of the applicable interest rate, the amounts payable at maturity, interest payment dates, any redemption option or Survivor’s Option or any other related matters for a particular tranche of notes, may be modified and/or supplemented as described in the applicable supplement.

Form, Exchange, Registration and Transfer of Notes

We will issue each note in book-entry-only form. This means that we will not issue actual notes or certificates to each beneficial owner. Instead, we will issue a master note in registered form (a “Master Note”), registered and held in the name of the applicable depository or a nominee of that depository. Unless we specify otherwise in the applicable supplement, each Master Note will be deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC. The Master Note will name DTC or its nominee as the owner of the notes. DTC maintains a computerized system that will reflect the beneficial ownership interests held by its participants in the Master Note. Each note represents a beneficial ownership interest in the Master Note.

An investor will hold a beneficial ownership interest in the Master Note through an account maintained by the investor with its broker-dealer, bank, trust company or other representative. Such investor’s beneficial ownership interest will be shown on, and transfers thereof will be effected through, the book-entry records maintained by DTC and its direct or indirect participants, including, as applicable, Euroclear Bank S.A./N.V. (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream”). DTC, Euroclear, and Clearstream and some of their policies and procedures are described under “Description of Debt Securities — Form of Debt Securities; Book-Entry System” in the accompanying prospectus.

So long as DTC or its nominee is the registered owner of a Master Note, DTC or its nominee, as the case may be, will be the sole holder of the notes represented thereby for all purposes, including payment of principal and interest, under the indenture. Except as set forth in the accompanying prospectus under “Description of Debt Securities — Form of Debt Securities; Book-Entry System,” the beneficial owners of the notes are not entitled to receive physical delivery of certificated notes. Accordingly, each beneficial owner must rely on the procedures of DTC and, if such beneficial owner is not a DTC participant, on the procedures of the DTC participant through which such beneficial owner owns its interest in order to exercise any rights of a holder of a note under the indenture. For more information about book-entry-only notes and the procedures for registration, settlement, exchange and transfer of book-entry-only notes, see “Description of Debt Securities — Form of Debt Securities; Book-Entry System” in the accompanying prospectus.

If we ever issue notes in certificated form, unless we specify otherwise in the applicable supplement, those notes will be issued in registered form only, and the exchange, registration or transfer of those notes will be governed by the indenture and the procedures described under “Description of Debt Securities — Form of Debt Securities; Book-Entry System” in the accompanying prospectus. Subject to the terms of the indenture, notes of any series in certificated form may be exchanged at the option of the holder for other notes of the same series and of an equal aggregate principal amount containing identical terms and conditions. Notes in certificated form may be presented for registration of transfer at the office of any transfer agent that we designate and maintain. The transfer agent will make the registration of transfer only if it is satisfied with the documents of title and identity of the person making the request. Interests in certificated notes may not be exchanged for interests in a Master Note.

Unless we specify otherwise in the applicable supplement, the trustee will be the authenticating agent, registrar and transfer agent for the notes issued under the indenture. Holders may register the transfer of the notes, and may exchange the notes at the office of the trustee as our current agent for the payment, transfer and exchange of the notes.

We will not be required to:

•
register the transfer or exchange of any note if the holder has exercised the holder’s right, if any, to require us to repurchase the note, in whole or in part, except the portion of the note not required to be repurchased;

•	register the transfer or exchange of notes to be redeemed for a period of fifteen calendar days preceding the mailing of the relevant notice of redemption; or

•	register the transfer or exchange of any note selected for redemption in whole or in part, except the unredeemed or unpaid portion of that note being redeemed in part.

No service charge will be made for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange of notes.

Ranking

Under United States law, claims of our subsidiaries’ creditors, including their depositors, would be entitled to priority over the claims of our unsecured general creditors, including holders of our notes, in the event of our liquidation or other resolution.

Unless the relevant supplement provides otherwise, the notes and interest payments (if any) appertaining thereto constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all of our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

The indenture and the notes do not contain any limitation on the amount of debt obligations that we may incur in the future.

Guarantee

The notes are fully and unconditionally guaranteed by LBG, as the guarantor. The guarantee will constitute the guarantor’s direct, unconditional, unsecured and unsubordinated obligations ranking pari passu with all of the guarantor’s other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

The guarantee is set forth in, and forms part of, the indenture. If, for any reason, we do not make any required payment in respect of our notes when due, LBG will cause the payment to be made to or to the order of the applicable trustee. Holders of notes issued by us may sue LBG to enforce their rights under the guarantee without first suing any other person or entity. LBG may, without the consent of the holders of the notes, assume all of our rights and obligations under the notes and upon such assumption, we will be released from our liabilities under the indenture and the notes.

For more information on the guarantee, see “Description of Debt Securities—Senior Guarantee” in the accompanying prospectus.

DESCRIPTION OF THE SURVIVOR’S OPTION

The “Survivor’s Option” is a provision in a note in which we agree to repay that note, if requested by the authorized representative of the beneficial owner of that note, following the death of the beneficial owner of the note, provided that the note was acquired by the beneficial owner at least six months prior to the date of the request. The applicable supplement relating to any note will state whether the Survivor’s Option is applicable to that note.

If the Survivor’s Option is applicable to a note, upon the valid exercise of the Survivor’s Option (as described below) and the proper tender of the relevant notes for repayment, we will repay such notes, in whole or in part (subject to the limitations as described below), at a price equal to 100% of the principal amount of the deceased beneficial owner’s beneficial ownership interest in such notes plus any accrued and unpaid interest to, but excluding, the date of repayment.

For purposes of this section, a beneficial owner of a note is a person who has the right, immediately prior to such person’s death, to receive the proceeds from the disposition of that note, as well as the right to receive payment of the principal of that note.

To be valid, the Survivor’s Option must be exercised by or on behalf of the person who has authority to act on behalf of the deceased beneficial owner of a note under the laws of the applicable jurisdiction (including, without limitation, the personal representative of, or the executor of the estate of, the deceased beneficial owner or the surviving joint owner with such deceased beneficial owner).  For purposes of this section, the authorized representative of a deceased beneficial owner shall be referred to as the “Authorized Representative”.

The death of a person holding a beneficial ownership interest in a note (a) with any person in a joint tenancy with right of survivorship or (b) with his or her spouse in tenancy by the entirety, tenancy in common, as community property or in any other joint ownership arrangement, will be deemed the death of the beneficial owner of such note, and the entire principal amount of such note (subject to the limitations described below) held in this manner will be subject to repayment by us upon request.  However, the death of a person holding a beneficial ownership interest in a note as tenant in common with a person other than his or her spouse will be deemed the death of a beneficial owner only with respect to the deceased person’s interest in such note, and only the deceased beneficial owner’s proportionate interest in the principal amount of such note will be subject to repayment to the estate of the deceased beneficial owner upon application of the Authorized Representative.

The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in a note will be deemed the death of the beneficial owner of such note for purposes of the Survivor’s Option, regardless of whether such beneficial owner was the registered holder of such note, if such beneficial ownership interest can be established to the satisfaction of the Determination Agent (as defined below). Such beneficial ownership interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between spouses. Beneficial ownership interest will be evidenced by such factors as the power to sell or otherwise dispose of a note, the right to receive the proceeds of sale or disposition and the right to receive interest and principal payments on a note. In addition, such beneficial ownership interest will be deemed to exist in custodial and trust arrangements where one person has all of the beneficial ownership interest in a note during his or her lifetime. In these cases, the death of the nominee, custodian, trustee, guardian or committee will not be deemed the death of the beneficial owner of a note for purposes of the Survivor’s Option.

Notes beneficially owned by a trust will be regarded as beneficially owned by each beneficiary of the trust to the extent of that beneficiary’s interest in the trust (however, a trust’s beneficiaries collectively cannot be beneficial owners of more notes than are owned by the trust); provided that the beneficiary has a current interest in the trust, which may be evidenced by a current right to receive distributions or other proceeds from the trust. The death of a beneficiary of a trust will be deemed the death of the beneficial owner of the notes beneficially owned by the trust to the extent of that beneficiary’s interest in the trust; however, only the death of all such individuals who are tenants by the entirety or joint tenants in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust. The death of an individual who was a tenant in common in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust only with respect to the deceased holder’s beneficial ownership interest in the note, unless spouses are the tenants in common, in which case only the death of both spouses will be deemed the death of the beneficiary of the trust.

The Determination Agent has the discretionary right to apply a limit set by us to the aggregate principal amount of notes as to which exercises of the Survivor’s Option will be accepted by us from all Authorized Representatives in any calendar year to an amount equal to 2% of the aggregate principal amount per tranche of notes outstanding as of the end of the most recent calendar year (“Aggregate Put Limitation”). The Determination Agent also has the discretionary right to apply a limit set by us to the aggregate principal amount of notes as to which exercises of the Survivor’s Option will be accepted by us from the Authorized Representative for any individual deceased beneficial owner of such notes in any calendar year to $250,000 per tranche of notes (“Individual Put Limitation”, and together with the “Aggregate Put Limitation”, the “Put Limitations”). In addition, the exercise of the Survivor’s Option (a) for a principal amount of less than $1,000 or (b) if such exercise would result in a note with a principal amount of less than $1,000 outstanding, will not be permitted. If, however, the original principal amount of a note was less than $1,000, the Authorized Representative may exercise the Survivor’s Option, but only for the full principal amount of such note.

Barclays Bank PLC, an affiliate of the selling agent, will act as determination agent (the “Determination Agent”) in connection with the Survivor’s Option. Requests for tenders of notes will be received by The Bank of New York Mellon, in its capacity as Document Administrator (the “Document Administrator”) on our behalf, and the Document Administrator will forward the Survivor’s Option Documentation (as defined below)  and any Survivor's Option Reaffirmation Form (as defined below), if applicable, to the Determination Agent for review and acceptance. The Determination Agent will make the final determination regarding whether the Survivor’s Option Documentation  and any Survivor's Option Reaffirmation Form are in acceptable form. Acceptance of an exercise of a Survivor’s Option and determinations regarding the eligibility and validity of any exercise of a Survivor’s Option will be at the sole and reasonable discretion of the Determination Agent.

Any note (or portion thereof) tendered pursuant to a valid exercise of the Survivor’s Option may not be withdrawn in the calendar year in which it is tendered. Tenders of notes (or portions thereof) pursuant to valid exercises of the Survivor’s Option will be accepted in the order in which such notes are received by the Document Administrator, except for any note (or portion thereof) the acceptance of which would contravene any of the Put Limitations. Any note (or portion thereof) accepted for repayment pursuant to exercise of the Survivor’s Option will be repaid on the first Survivor’s Option Payment Date that occurs 30 or more calendar days after the date of the acceptance. Unless the applicable supplement provides otherwise, a “Survivor’s Option Payment Date” means February 15 and August 15 of each calendar year. For example, if the acceptance date of a note tendered pursuant to a valid exercise of the Survivor’s Option is February 10, 2013, we would repay, subject to the Put Limitations, that note (or portion thereof) on the Survivor’s Option Payment Date occurring on August 15, 2013, because the February 15, 2013 Survivor’s Option Payment Date would occur less than 30 days from the date of acceptance. If a note (or any portion thereof) tendered for repayment pursuant to a valid exercise of the Survivor’s Option (including through a Survivor’s Option Reaffirmation Form (as described below)) is not accepted, the Document Administrator will deliver a notice by first-class mail to the Authorized Representative at the address set forth in the Survivor’s Option Documentation, that states the reason such note (or portion thereof) has not been accepted for repayment.  The procedures for obtaining payment on valid exercise of the Survivor’s Option that are not accepted as a result of the Put Limitations are described below.

Since the notes will be represented by a Master Note, DTC, as depository, or its nominee will be treated as the holder of all notes and will be the only entity that can exercise the Survivor’s Option for such notes. To obtain repayment pursuant to the exercise of the Survivor’s Option for a note, the Authorized Representative and the broker or other entity through which the beneficial ownership interest in the notes is held by the estate of the deceased beneficial owner (the “Financial Institution”) must complete the Survivor’s Option Form of Notice, which is attached hereto as Appendix A (the “Form of Notice”) and the Authorized Representative must provide the Financial Institution with the following items (collectively, the “Survivor’s Option Documentation”):

●	a completed Form of Notice, using the form attached hereto as Appendix A, including the certifications that:

(a)   the deceased was the beneficial owner of the note at the time of death and his or her interest in the note was acquired by the deceased beneficial owner at least six months prior to the date of the request;

(b)   the death of such beneficial owner has occurred and the date of such death;

(c)    the Authorized Representative has authority to act on behalf of the deceased beneficial owner and has requested repayment of the note;

(d)    the Financial Institution currently holds such notes as a direct participant or indirectly through a participant in DTC; and

●
if the beneficial ownership interest in a note is held (a) with any person in a joint tenancy with right of survivorship, (b) with the deceased beneficial owner’s spouse in tenancy by the entirety, tenancy in common, as community property or in any other joint ownership arrangement, or (c) as tenant in common with a person other than his or her spouse, evidence satisfactory to the Determination Agent of such relationship;

●
if the beneficial ownership interest in a note is held by a nominee or trustee of, custodian for or other person in a similar capacity to the deceased beneficial owner, a certificate satisfactory to the Determination Agent from such nominee, trustee, custodian or similar person attesting to the deceased’s current beneficial ownership in such note;

●
tax certifications and such other instruments or documents that the Determination Agent may reasonably require in order to establish the validity of the beneficial ownership of the note and the claimant’s entitlement to payment; and

●
any additional information the Determination Agent may reasonably require to evidence satisfaction of any conditions to the exercise of the Survivor’s Option or to document beneficial ownership or authority to make the election and to cause the repayment of a note.

In turn, the Financial Institution will provide to the Document Administrator, and the Document Administrator will forward to the Determination Agent, the Survivor’s Option Documentation. Upon acceptance by the Determination Agent, the trustee will be responsible for disbursing any payments to DTC, pursuant to exercise of the Survivor’s Option, to be forwarded by DTC to the appropriate Financial Institution for disbursement to the Authorized Representative.

In the event that a valid exercise of a Survivor’s Option is not accepted, or is not fully accepted, by us in a particular calendar year due to the application of the Put Limitations, the Determination Agent will forward to the Document Administrator a Survivor’s Option Reaffirmation Form, which is attached hereto as Appendix B (a “Survivor’s Option Reaffirmation Form”), relating to the relevant note, which shall include the identification number assigned by the Document Administrator to each Survivor's Option request upon receipt by it that relates to the relevant Retail Note and the request to exercise the Survivor's Option, or such other code used by the Document Administrator to track and identify Survivor’s Option requests. The Determination Agent intends to deliver to the Document Administrator such Survivor’s Option Reaffirmation Form by January 15 of each succeeding calendar year until the full amount of the Survivor’s Option has been paid (each such year shall be referred to in this section as a “Succeeding Year”).  The Document Administrator will in turn forward  the Survivor’s Option Reaffirmation Form to the relevant Financial Institution on or before February 5 of each Succeeding Year.

Each tendered note that is not accepted in any calendar year due to the application of the Put Limitations will be considered to be tendered in the following calendar year only if an Authorized Representative and the relevant Financial Institution reaffirm the intent to exercise the Survivor’s Option by marking the appropriate box in the Survivor’s Option Reaffirmation Form and returning a completed copy thereof along with a copy of the previously submitted Survivor's Option Documentation to the Document Administrator within 10 business days following the delivery by the Document Administrator of the Survivor’s Option Reaffirmation Form. The Financial Institution will provide to the Document Administrator, and the Document Administrator will forward to the Determination Agent, the Survivor’s Option Reaffirmation Form along with a copy of the previously submitted Survivor’s Option Documentation. Upon acceptance by the Determination Agent, the trustee will be responsible for disbursing any payments to DTC, pursuant to exercise of the Survivor’s Option, to be forwarded by DTC to the appropriate Financial Institution for disbursement to the Authorized Representative.

If the Financial Institution (on behalf of the Authorized Representative) marks the box in the Survivor’s Option Reaffirmation Form indicating an intent to withdraw an election to exercise the Survivor’s Option, the request to exercise the Survivor’s Option will be withdrawn.  In addition, if a completed Survivor’s Option Reaffirmation Form is not returned to the Document Administrator within 10 business days following its delivery by the Document Administrator, the request to exercise the Survivor’s Option will be deemed to have been withdrawn.

In the event that a request to exercise a Survivor’s Option is withdrawn or deemed to have been withdrawn, a request to exercise the Survivor’s Option may be reinstated only by completion of a new Form of Notice and resubmission of the other Survivor’s Option Documentation that is required in connection with a request to exercise a Survivor’s Option pursuant to the paragraphs above.  Any such subsequent resubmission will again be subject to the conditions for exercise of a Survivor’s Option as well as Put Limitations.

The amount that will be eligible for repayment pursuant to a valid submission of a Survivor’s Option Reaffirmation Form will be equal to the difference between the amount specified in the initial request to exercise the Survivor’s Option less any portion of that amount actually repaid.  No amounts that are greater or less than such difference may be submitted for repayment pursuant to a Survivor’s Option Reaffirmation Form.  Amounts accepted for repayment following a submission of a Survivor’s Option Reaffirmation Form will be repaid, subject to the Put Limitations, on the Survivor’s Option Payment Date that occurs 30 or more calendar days after the date of the acceptance by the Determination Agent of the request for repayment set forth in the Survivor’s Option Reaffirmation Form.

For the avoidance of doubt, a Survivor’s Option Reaffirmation Form will be accepted only if it is executed by a person who would be considered an Authorized Representative as of the date of the Survivor’s Option Reaffirmation Form and by the relevant Financial Institution.  All repayment requests included in a Survivor’s Option Reaffirmation Form will be subject to the Put Limitations.

In respect of the exercise of any Survivor’s Option, separate Forms of Notice and Survivor’s Option Reaffirmation Forms, as the case may be, are required to be delivered to the Document Administrator by the Financial Institution for each tranche of notes.

In the event that the notes are no longer represented by a Master Note, but instead by definitive certificates, the Authorized Representative of the deceased beneficial owner must deliver to the Document Administrator, and the Document Administrator will forward to the Determination Agent, the same information noted above, to be delivered to the Financial Institution for exercise of the Survivor’s Option for a Master Note other than instructions to notify DTC, plus, if applicable, a properly executed assignment or endorsement.

In consultation with, and upon receipt of the prior written consent of the selling agent, we retain the right to further limit the aggregate principal amount of notes as to which exercises of Survivor’s Options will be accepted from all Authorized Representatives and from the Authorized Representative for any individual deceased beneficial owner per tranche in any one calendar year as described above. All other questions regarding the eligibility or validity of any exercise of Survivor’s Options generally will be determined by the Determination Agent, which determination will be final and binding to all parties.

Whether you should exercise a Survivor's Option if you meet the eligibility requirements to do so is a decision you will need to make in consultation with your investment, legal, accounting, tax and other advisers, after considering all the facts and circumstances of your situation. Another consideration that you may wish to take into account is the prevailing secondary market prices for the notes, if any, at the time you are considering the exercise of the Survivor's Option or the submission of a Survivor’s Option Reaffirmation Form. In some circumstances, such secondary market prices, if any, may be greater than the price you would receive upon the exercise of your Survivor's Option. Accordingly, you should contact your advisers to determine the prevailing secondary market prices of the notes, if any, in order to determine whether to sell the notes to a market participant at such secondary market prices, if any, or to exercise the Survivor's Option to receive repayment at a price equal to 100% of the principal amount plus accrued and unpaid interest.

Forms for the exercise of the Survivor’s Option are attached hereto and may be obtained from The Bank of New York Mellon, London Branch, One Canada Square, Canary Wharf, London E 14 5AL, England.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of the material U.S. federal income tax consequences of ownership and disposition of the notes.  It applies to you only if you are a U.S. Holder (as defined below) who purchases notes at their original issuance for the “issue price” for U.S. federal income tax purposes, which will be the first price at which a substantial amount of the notes in an issue is sold to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and who holds those notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code (the “Code”).  This discussion is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, all as in effect on the date hereof, and changes to any of which subsequent to the date hereof may affect the tax consequences described below, possibly with retroactive effect.  It does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances, including alternative minimum tax consequences and differing consequences that may apply if you are, for instance, a financial institution, a regulated investment company, a tax-exempt entity, a dealer or trader in securities, an entity classified as a partnership for U.S. federal income tax purposes, an investor holding the notes as a part of a straddle, conversion or integrated transaction or an investor who has a “functional currency” other than the U.S. dollar.

You are a “U.S. Holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a note that is (i) a citizen or individual resident of the United States; (ii) a corporation, or other entity taxable as a corporation, created or organized under the laws of the United States, any state thereof or the District of Columbia; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The following discussion may be modified or superseded by additional information regarding U.S. federal income taxation set forth in the applicable supplement, which you should consult before making a decision to invest in the specific instruments issued thereunder.  This discussion applies to a note only if:

•	the note is denominated in U.S. dollars;

•	the note by its terms provides for the repayment at maturity or upon exercise by us of a right to redeem the note (if applicable) of an amount at least equal to the “issue price”;

•
the note by its terms provides for no payments other than repayment of principal at maturity (or upon early redemption) and stated interest payable in cash at least annually throughout the term of the note at one or more specified fixed interest rates; provided that, in the case of a note that provides for more than one interest rate, the interest rate does not decrease during the term of the note, and the note is subject to redemption at our unconditional option on or before the date of any increase in the interest rate; and

•
the excess of the note’s principal amount over its “issue price” is less than the product of (a) 0.0025, (b) the note’s principal amount and (c) the number of full calendar years between the note’s original issue date and the earlier of (i) the note’s stated maturity date and (ii) the date of the first increase (if any) in the note’s interest rate.

The tax treatment of any notes not described above will be discussed in the applicable supplement.

Payments of Interest

Stated interest on a note generally will be taxable to you as ordinary interest income at the time it accrues or is received in accordance with your method of accounting for U.S. federal income tax purposes.  Interest income earned by you with respect to a note will be foreign-source income for purposes of calculating your foreign tax credit limitation.

Sale, Exchange or Retirement of a Note

Upon the sale, exchange or retirement (including early redemption) of a note, you will recognize taxable gain or loss equal to the difference between the amount realized and your tax basis in the note.  For this purpose, the amount realized does not include any amount attributable to accrued interest, which will be treated as described above under “—Payments of Interest.” Your tax basis in a note generally will equal its cost.

Gain or loss realized upon the sale or exchange of a note will be capital gain or loss and will be long-term capital gain or loss if you have held the note for more than one year.  The deductibility of capital losses is subject to certain limitations.

Legislation Enacted in 2010

Legislation enacted in 2010 requires certain individuals who hold “debt or equity interests” in any “foreign financial institution” that are not “regularly traded on an established securities market” to report information about these holdings on their U.S. federal income tax returns unless a regulatory exemption is provided.  You should consult your tax adviser regarding this legislation.

Information Reporting and Backup Withholding

Interest accrued or paid on the notes and proceeds received from a sale, exchange or retirement of the notes generally will be subject to information reporting unless you are an “exempt recipient” and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer identification number) or meet certain other conditions.  Amounts withheld under the backup withholding rules are not additional taxes, will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided the required information is furnished to the Internal Revenue Service.

The U.S. federal income tax discussion set forth above is included for general information only and does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances.  You should consult your tax adviser regarding the application of U.S. federal tax laws in your particular circumstances, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

TAXATION IN THE UNITED KINGDOM

The following is a summary of the United Kingdom (“U.K.”) withholding taxation treatment as at the date of this prospectus supplement in relation to payments of principal and interest in respect of the notes and payments under the related guarantees and does not deal with other U.K. tax aspects of acquiring, holding or disposing of the notes. This summary relates only to persons who are absolute beneficial owners of the notes. Prospective holders should be aware that the particular terms of issue of any series of the notes may affect the tax treatment of that and other series of notes. This summary is a general guide based on current U.K. law and H.M. Revenue and Customs practice and does not purport to be a complete or exhaustive analysis of all tax considerations relating to the notes, and prospective purchasers should treat it with appropriate caution.

Prospective purchasers should seek independent professional advice should they have any doubt as to their tax position. If prospective purchasers may be liable to taxation in jurisdictions other than the U.K. in respect of the acquisition, ownership, holding and disposition of notes, they are particularly advised to consult professional advisers as to whether they are so liable (and if so under the laws of which jurisdictions), since the following comments relate only to certain taxation aspects of payments in respect of the notes. In particular, prospective purchasers should be aware that they may be liable to taxation under the laws of other jurisdictions in relation to payments in respect of the notes, even if such payments may be made without withholding or deduction for or on account of taxation under the laws of the U.K.

Withholding on U.K. Source Interest

Interest Payable by the Bank in the Ordinary Course of Business

Interest on the notes generally will be paid by the issuer without withholding or deduction for or on account of United Kingdom income tax provided that the issuer continues to be a bank within the meaning of section 991 of the Income Tax Act 2007 and the interest on the notes is paid in the ordinary course of its business within the meaning of section 878 of the Income Tax Act 2007.

Notes Listed on a Recognized Stock Exchange

Notes issued by the issuer which carry a right to interest will constitute “quoted Eurobonds” if they are and continue to be listed on a recognized stock exchange within the meaning of section 1005 of the Income Tax Act 2007. The New York Stock Exchange is a recognized stock exchange for those purposes. While the notes are and continue to be quoted Eurobonds, payments of interest by the issuer on the notes may be made without withholding or deduction for or on account of U.K. income tax.

Other Cases

In other cases, interest on the notes will generally be paid under deduction of U.K. income tax at the basic rate of (currently) 20 percent, subject to the availability of other relief or exemption or to any direction to the contrary from H.M. Revenue and Customs in respect of such relief as may be available under the provisions of any applicable double taxation treaty.

Provision of Information

Holders who are individuals should note that where any interest on notes is paid to them (or to any person acting on their behalf) by the issuer, or any person in the U.K. acting on behalf of the issuer (a “paying agent”), or is received by any person in the U.K. acting on behalf of the relevant individual holder (a “collecting agent”), then the issuer, the paying agent or the collecting agent (as the case may be) may, in certain cases, be required to supply to H.M. Revenue and Customs details of the payment and certain details relating to the individual holder or person entitled to the interest (including the name and address of the holder or person entitled to the interest). These provisions will apply whether or not the interest has been paid subject to withholding or deduction for or on account of U.K. income tax and whether or not the holder is resident in the U.K. for U.K. taxation purposes. Where the holder or person entitled to the interest is not so resident, the details provided to HMRC may, in certain cases, be passed by HMRC to the tax authorities of the jurisdiction in which the holder or person entitled to the interest is resident for taxation purposes.

The provisions referred to above may also apply, in certain circumstances, to payments made on redemption of any notes where the amount payable on redemption is greater than the issue price of the notes. However, in relation to such amounts, HMRC published practice indicates that HMRC will not exercise its power to obtain information where such amounts are paid or received on or before April 5, 2012.

Other Rules Relating to U.K. Withholding Tax

Notes may be issued at an issue price of less than 100 percent of their principal amount. Any discount element on any such notes should not be subject to any U.K. withholding tax pursuant to the provisions mentioned above, but may be subject to reporting requirements as outlined above.

Where notes are to be, or may fall to be, redeemed at a premium, as opposed to being issued at a discount, then any such element of premium may constitute a payment of interest. Payments of interest are subject to U.K. withholding tax and reporting requirements as outlined above.

In addition to the above, in relation to U.K. withholding tax, where interest has been paid under deduction of U.K. income tax, holders who are not resident in the U.K. may be able to recover all or part of the tax deducted if there is an appropriate provision in any applicable double taxation treaty.

The references to “interest” in this U.K. taxation summary mean “interest” as understood in U.K. tax law. The statements in this summary do not take any account of any different definitions of “interest” or “principal” which may prevail under any other law or which may be created by the terms and conditions of the notes or any related documentation. This description of the U.K. withholding tax position assumes that there will be no substitution of the issuer of the notes pursuant to the terms and conditions of the notes and does not consider the tax consequences of any such substitution.

Payments under the guarantee in respect of interest on the notes (or other amounts due under the notes, other than the repayment of amounts subscribed for the notes) may be subject to U.K. withholding tax at the basic rate of (currently) 20 percent, subject to the availability of any other relief or exemption or to any direction to the contrary from H.M. Revenue and Customs in respect of such relief as may be available under the provisions of any applicable double taxation treaty. Any holder who is in any doubt as to the tax treatment of payments under the guarantee is advised to obtain professional advice.

EU Savings Directive

Under Council Directive 2003/48/EC on the taxation of savings income (the “EU Savings Directive”), each member state is required to provide to the tax authorities of another member state details of payments of interest or other similar income paid by a person within its jurisdiction to, or collected by certain entities within its jurisdiction for, an individual resident in that other member state or to certain limited types of entities established in that member state. For a transitional period, however, Austria and Luxembourg may instead apply a withholding system in relation to such payments unless during that period they elect otherwise (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries).

The European Commission has proposed certain amendments to the EU Savings Directive, which may, if implemented, amend or broaden the scope of the requirements described above.

A number of non-EU countries, and certain dependent or associated territories of certain member states have adopted similar measures (either provision of information or transitional withholding arrangements) in relation to payments made by a person within its jurisdiction to, or collected by such a person for, an individual resident or certain other persons in a member state. In addition, the member states have entered into reciprocal provision of information or transitional withholding arrangements with certain of those dependent or associated territories in relation to payments made by a person in a member state to, or collected by such a person for, an individual resident in one of those territories.

USE OF PROCEEDS; HEDGING

The net proceeds from the sale of the notes will be used in the general business of LBG and its subsidiaries and to hedge market risks of Lloyds Bank associated with its obligation to pay the applicable interest payments and the payment amount at maturity or upon early redemption of the notes.

We, the selling agent and/or its affiliates may hedge our obligations under the notes by purchasing securities, futures, options or other derivative instruments, and we may adjust these hedges by, among other things, purchasing or selling securities, futures, options or other derivative instruments at any time. Our cost of hedging will include the projected profit that our counterparty expects to realize in consideration for assuming the risks inherent in hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our counterparty’s control, such hedging may result in a profit that is more or less than expected, or could result in a loss. It is possible that we, the selling agent and/or its affiliates could receive substantial returns from these hedging activities while the value of the notes declines.

Neither we nor the selling agent or its affiliates have an obligation to engage in any manner of hedging activity, and we, the selling agent and/or its affiliates will engage in hedging activities solely at our discretion and for our own account. No holder of the notes will have any rights or interest in our hedging activity or the hedging activity of the selling agent or its affiliates or any positions we, the selling agent or its affiliates or any unaffiliated counterparty may take in connection with our hedging activity.

The hedging activity discussed above may adversely affect the value of the notes from time to time. See “Risk Factors — The issue price of the notes has certain built-in costs, including the selling agent’s commission and our cost of hedging, both of which are expected to be reflected in secondary market prices” and “Risk Factors — There may be potential conflicts of interest between investors in the notes and us and our affiliates and the selling agent and its affiliates” in this prospectus supplement for a discussion of these adverse effects.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We are offering the notes on a continuing basis through the selling agent. The selling agent may act either on a principal basis or on an agency basis.  Notes will be offered at a fixed public offering price for resale. The applicable supplement will set forth the initial price for the notes.

If we sell notes on an agency basis, we may pay a commission to the selling agent to be negotiated at the time of sale. The commission, if any, will be determined at the time of sale and will be specified in the applicable supplement. The selling agent will use its reasonable best efforts when we request it to solicit purchases of the notes as our agent.

Unless otherwise agreed and specified in the applicable supplement, if notes are sold to the selling agent acting as principal, for its own account, or for resale to one or more investors or other purchasers, including other broker-dealers, then any notes so sold will be purchased by the selling agent at a price equal to 100% of the principal amount of the notes less a commission, if any, that will be a percentage of the principal amount determined as described above. Notes sold in this manner may be resold by the selling agent to investors and other purchasers from time to time in one or more transactions at a fixed public offering price determined at the time of sale, or the notes may be resold to other dealers for resale to investors. The selling agent may allow any portion of the discount received in connection with the purchase from us to the dealers.  The discount may vary from dealer to dealer and not all dealers will purchase or repurchase the notes at the same concession, but the discount allowed to any dealer will not be in excess of the discount to be received by the selling agent from us. After the initial public offering of notes, the selling agent may change the public offering price or the discount allowed to dealers.

Barclays Capital Inc. is the exclusive selling agent in connection with the notes.  The applicable supplement will specify the commissions or discounts payable to the selling agent or any dealer used by the selling agent to distribute the notes. The selling agent has entered into a distribution agreement with us that describes the offering of notes by the selling agent as our agent and as principal. If the selling agent purchases notes as principal, it will usually be required to enter into a written term agreement with us, or may be required to enter into a separate purchase agreement for the notes, and may be referred to in that purchase agreement and the applicable supplement as an “underwriter.”

We have the right to withdraw, cancel or modify the offer made by this prospectus supplement and any applicable supplement without notice. We will have the sole right to accept offers to purchase notes, and we, in our absolute discretion, may reject any proposed purchase of notes in whole or in part. The selling agent will have the right, in its reasonable discretion, to reject in whole or in part any proposed purchase of notes through the selling agent.

The selling agent participating in the distribution of the notes may be considered to be an underwriter, as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”). We have agreed to indemnify the selling agent and certain other persons against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the selling agent may be required to make. We also have agreed to reimburse the selling agent for certain expenses.

The selling agent and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. These transactions are in the ordinary course of business for the selling agent and us and our respective affiliates. In these transactions, the selling agent or its affiliates receive, or will receive, customary fees and expenses. In particular, we may enter into one or more hedging transactions in connection with any offering of notes and an affiliate of the selling agent will be our swap counterparty for hedges of our obligations under the notes and will be paid customary fees in connection with such hedging. See “Use of Proceeds; Hedging” above.

Unless otherwise agreed and specified in the applicable supplement, the selling agent has agreed to reimburse us for certain expenses relating to each offering in an amount up to a specified amount.

The notes will not have an established trading market when issued, and we do not intend to list or display the notes on any securities exchange or quotation system, unless otherwise specified in the applicable supplement. We, the selling agent and/or its affiliates may purchase and sell notes in the secondary market from time to time. However, we, the selling agent and/or its affiliates are not obligated to do so, and may discontinue making a market in the notes at any time without notice. There is no assurance that there will be a secondary market for any of the notes.

To facilitate offerings of the notes by the selling agent when the selling agent purchases notes as principal, and in accordance with industry practice, the selling agent may engage in transactions that stabilize, maintain or otherwise affect the market price of the notes. Those transactions may include overallotment, entering stabilizing bids, effecting syndicate-covering transactions, and imposing penalty bids to reclaim selling concessions allowed to a member of the syndicate or to a dealer, as follows:

•	An overallotment in connection with an offering creates a short position in the offered securities for the selling agent’s own account.

•	The selling agent may place a stabilizing bid to purchase a note for the purpose of pegging, fixing or maintaining the price of that note.

•
The selling agent may engage in syndicate-covering transactions to cover overallotments or to stabilize the price of the notes by bidding for, and purchasing, the notes or any other securities in the open market in order to reduce a short position created in connection with the offering.

•
The selling agent that serves as syndicate manager may impose a penalty bid on a syndicate member to reclaim a selling concession in connection with an offering when offered securities originally sold by the syndicate member are purchased in syndicate-covering transactions, in stabilization transactions, or otherwise.

Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The selling agent is not required to engage in these activities, and may end any of these activities at any time.

In the ordinary course of its various business activities, the selling agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities or instruments of the issuer. The selling agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Although we expect that delivery of the notes generally will be made against payment on the third business day following the date of any contract for sale (such settlement cycle referred to as “T+3”), we may specify a shorter or longer settlement cycle in the applicable supplement. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, if we have specified a longer settlement cycle in the applicable supplement for an offering of notes, purchasers who wish to trade those notes on the date of the contract for sale, or on one or more of the next succeeding business days as we will specify in the applicable supplement, will be required, by virtue of the fact that those notes will settle in more than T+3, to specify an alternative settlement cycle at the time of the trade to prevent a failed settlement and should consult their own advisers in connection with that election.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code of 1986 (the “Code”) impose certain requirements on (a) employee benefit plans subject to Title I of ERISA; (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code; (c) entities whose underlying assets include “plan assets” by reason of any such plan’s, account’s or arrangement’s investment therein (we refer to the foregoing collectively as “Plans”); and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available under a statutory or administrative exemption. Parties in interest that engage in a nonexempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. Thus, a Plan fiduciary considering an investment in the notes should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the notes may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between a party in interest and an investing Plan which would be prohibited unless exemptive relief were available under an applicable exemption.  Such parties in interest could include, without limitation, us, LBG, the trustee, the selling agent or any of their respective affiliates.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase the notes, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the notes and related lending transactions, provided that neither the party in interest nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the notes.

Unless the applicable supplement explicitly provides otherwise, each purchaser or holder of a note, and each fiduciary who causes any entity to purchase or hold a note, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such notes, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding the notes on behalf of or with the assets of any Plan or Non-ERISA Arrangement; or (ii) its purchase, holding and subsequent disposition of such notes shall not constitute or result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any provision of Similar Law.

Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the notes.

Each purchaser and holder of a note will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the note does not violate the fiduciary or prohibited transaction rules of ERISA or Section 4975 of the Code or the provisions of any Similar Law. Nothing herein shall be construed as a representation that an investment in the notes would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

Please consult the applicable supplement for further information with respect to a particular offering and, in certain cases, further restrictions on the purchase or transfer of the notes.

LEGAL MATTERS

Our United States counsel, Davis Polk & Wardwell LLP, will pass upon certain legal matters relating to the notes under U.S. federal securities laws. Our English counsel, Linklaters LLP, will pass upon certain legal matters relating to the notes under English law. Our Scottish counsel, Dundas & Wilson CS LLP, will pass upon certain legal matters relating to the validity of the guarantees of the notes under Scots law.

APPENDIX A

SURVIVOR’S OPTION FORM OF NOTICE (THIS “FORM”)

Lloyds TSB Bank plc
Retail Notes, Series B
CUSIP NUMBER: _____________(the “Notes”)
Pricing Supplement Number:________________
fully and unconditionally guaranteed by Lloyds Banking Group plc

To: Barclays Bank PLC, as determination agent in connection with the Notes (the “Determination Agent”)
To: The Bank of New York Mellon, London Branch, as Document Administrator in connection with the Notes

The undersigned financial institution (the “Financial Institution”) represents the following:

•
The Financial Institution has received a request for repayment from the executor or other authorized representative (the “Authorized Representative”) of the deceased beneficial owner listed below (the “Deceased Beneficial Owner”) of Notes.

•
At the time of his or her death, the Deceased Beneficial Owner owned Notes in the principal amount listed below, and the Financial Institution currently holds such Notes as a direct participant or indirectly through a participant in The Depository Trust Company (the “Depositary”).

•	The Deceased Beneficial Owner had purchased such Notes (either in an initial or subsequent sale of the Notes) at least six months prior to the date of this Form.

The Financial Institution represents, to the best of its knowledge, the following:

• • • •
Attached hereto as Exhibit A are valid, true and correct copies of the death certificate or other instrument duly evidencing the death of the Deceased Beneficial Owner.

Attached hereto as Exhibit B are valid, true and correct copies of an instrument that duly evidences the authority of the Authorized Representative to exercise the Survivor’s Option on behalf of the Deceased Beneficial Owner.

Attached hereto as Exhibit C are valid, true and correct copies of the written payment request of the Authorized Representative.

Attached hereto as Exhibit D are valid, true and correct copies of tax certification or other instruments or documents that establish the validity of beneficial ownership of the Notes for the six month period prior to the date of this Form of the Deceased Beneficial Owner and the claimant’s entitlement to payment.

The Financial Institution agrees to the following terms:

•	The Financial Institution shall follow the instructions (the “Instructions”) accompanying this Form.

•
The Financial Institution shall retain and make all records specified in the Instructions supporting the above representations available to the Determination Agent for inspection and review within five business days of the Determination Agent’s request.

•
If the Financial Institution or the Determination Agent, in either’s reasonable discretion, deems any of the records specified in the Instructions supporting the above representations unsatisfactory to substantiate a claim for repayment, the Financial Institution shall not be obligated to submit this Form, and the Determination Agent may deny repayment. If the Financial Institution cannot substantiate a claim for repayment, it shall notify the Determination Agent immediately, and the Determination Agent shall have ultimate discretion with respect thereto.

•	Other than as described in the applicable prospectus supplement or the pricing supplement relating to the Notes (the “Disclosure Documents”), repayment elections may not be withdrawn.

•
The Financial Institution agrees to indemnify and hold harmless Lloyds TSB Bank plc, Lloyds Banking Group plc, Barclays Bank PLC, Barclays Capital Inc. and The Bank of New York Mellon, against and from any and all claims, liabilities, costs, losses, suits and damages resulting from the Financial Institution’s above representations and request for repayment on behalf of the Authorized Representative.

(1)
Name of Deceased Beneficial Owner

(2)
Date of Death

(3)
Name of Authorized Representative Requesting Repayment

(4)
Signature of Authorized Representative Requesting Repayment

(5)
Name of Financial Institution Requesting Repayment

(6)
Signature of Representative of Financial Institution Requesting Repayment

(7)
Principal Amount of Requested Repayment

(8)
Date of Election

(9)	Financial Institution Representative:

Name:
Phone Number:
Fax Number:
Mailing Address (no P.O. Boxes):
Email Address: Participant DTC Number:
(10)	Wire instructions for payment:

Bank Name:
ABA Number:
Account Name:
Account Number:
Reference (optional):

TO BE COMPLETED BY THE DETERMINATION AGENT:
(11)
(A) Election Number*:
(B) Delivery and Payment Date:
(C) Principal Amount:
(D) Accrued Interest:
(E) Date of Receipt of Form by the Determination Agent:
(F) Date of Acknowledgment by the Determination Agent:

* To be assigned by the Determination Agent upon receipt of this Form. An acknowledgment, in the form of a copy of this document with the assigned Election Number, will be returned to the party and location designated on line (9) above.

INSTRUCTIONS FOR COMPLETING SURVIVOR’S OPTION FORM OF NOTICE

Capitalized terms used and not defined herein have the meanings defined in the accompanying Survivor’s Option Form of Notice (the “Form”).  The terms of the repayment option are governed by the applicable prospectus supplement and the related pricing supplement (the prospectus supplement and the related pricing supplement are hereinafter, individually and/or collectively, as the case may be, referred to as the “Disclosure Document”) that the beneficial owner received at the time he, she or it purchased the Notes.  In the event of any inconsistencies, the Disclosure Document will govern.

A. Collect and retain (1) satisfactory evidence of the authority of the Authorized Representative, (2) satisfactory evidence of death of the Deceased Beneficial Owner, (3) satisfactory evidence that the Deceased Beneficial Owner beneficially owned, at the time of his or her death, and had owned for a period of at least six months prior to the date of the Form to which these Instructions are attached, the Notes being submitted for repayment and (4) any necessary tax certifications.

For purposes of determining whether the Determination Agent will deem Notes beneficially owned by an individual at the time of death, the following rules shall apply:

•
The death of a person holding a beneficial ownership interest in the Notes: (1) with any person in a joint tenancy with right of survivorship or (2) with his or her spouse in tenancy by the entirety, tenancy in common, as community property or in any other joint ownership arrangement, will be deemed the death of the beneficial owner of those Notes, and the entire principal amount of the Notes held in this manner will be subject to repayment by Lloyds TSB Bank plc upon request.  However, the death of a person holding a beneficial ownership interest in a Note as tenant in common with a person other than his or her spouse will be deemed the death of a beneficial owner only with respect to the deceased person’s interest in the Note, and only the deceased beneficial owner’s proportionate interest in the principal amount of the Note will be subject to repayment.

•
The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in a Note will be deemed the death of the beneficial owner of that Note for purposes of the Survivor’s Option, regardless of whether such beneficial owner was the registered holder of the Note, if such beneficial ownership interest can be established to the satisfaction of the Determination Agent. Such beneficial ownership interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between spouses. Beneficial ownership interest will be evidenced by such factors as the power to sell or otherwise dispose of a Note, the right to receive the proceeds of sale or disposition and the right to receive interest and principal payments on a Note. In addition, such beneficial ownership interest will be deemed to exist in custodial and trust arrangements where one person has all of the beneficial ownership interest in a Note during his or her lifetime. In these cases, the death of the nominee, custodian, trustee, guardian or committee will not be deemed the death of the beneficial owner of a Note for purposes of the Survivor’s Option.

•
Notes beneficially owned by a trust will be regarded as beneficially owned by each beneficiary of the trust to the extent of that beneficiary’s interest in the trust (however, a trust’s beneficiaries collectively cannot be beneficial owners of more notes than are owned by the trust); provided that the beneficiary has a current interest in the trust, which may be evidenced by a current right to receive distributions or other proceeds from the trust. The death of a beneficiary of a trust will be deemed the death of the beneficial owner of the notes beneficially owned by the trust to the extent of that beneficiary’s interest in the trust; however, only the death of all such individuals who are tenants by the entirety or joint tenants in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust. The death of an individual who was a tenant in common in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust only with respect to the deceased holder’s beneficial ownership interest in the note, unless spouses are the tenants in common, in which case only the death of both spouses will be deemed the death of the beneficiary of the trust.

B.
 1.      Indicate the name of the Deceased Beneficial Owner on line (1).

 2.      Indicate the date of death of the Deceased Beneficial Owner on line (2).

 3.      Indicate the name of the Authorized Representative requesting repayment on line (3).

 4.      Instruct the Authorized Representative to sign on line (4).

 5.      Indicate the name of the Financial Institution requesting repayment on line (5).

 6.      Affix the authorized signature of the Financial Institution’s representative on line (6). THE SIGNATURE MUST BE MEDALLION SIGNATURE GUARANTEED.

 7.      Indicate the principal amount requested for repayment on line (7).

 8.      Indicate the date this Form was completed on line (8).

 9.      Indicate the name, mailing address (no P.O. boxes, please), telephone number and facsimile-transmission number of the party to whom the acknowledgment of this election may be sent on line (9).

10.     Indicate the wire instruction for payment on line (10).

11.     Leave lines (A), (B), (C), (D), (E) and (F) blank.

12.     Mail or otherwise deliver an original copy of the completed Form to:

Physical presentations should be mailed to:

The Bank of New York Mellon
Global Corporate Trust Service - Survivor Options Processing
2001 Bryan Street - 9th floor
Dallas, Texas 75201

Inquiries should be addressed to:
Telephone: 1-800-254-2826

WRITTEN: SURVIVOR_OPTIONS@BNYMELLON.COM

APPENDIX B

SURVIVOR’S OPTION REAFFIRMATION FORM

Lloyds TSB Bank plc
Retail Notes, Series B
Document Administrator I.D. Number __________
CUSIP NUMBER: _____________(the “Notes”)
Pricing Supplement Number:________________
fully and unconditionally guaranteed by Lloyds Banking Group plc

To: Barclays Bank PLC, as determination agent in connection with the Notes (the “Determination Agent”)
To: The Bank of New York Mellon, London Branch, as Document Administrator in connection with the Notes (the “Document Administrator”)

Dear Sir or Madam:

☐   The undersigned financial institution (the “Financial Institution”) affirms that the executor or other authorized representative (the “Authorized Representative”) of the deceased beneficial owner listed below (the “Deceased Beneficial Owner”) of $______________ Retail Notes, Series B (CUSIP No.       ) (the “Notes”) has reaffirmed its original request for repayment of $__________ of the Notes.  The original request for repayment is attached as Exhibit A (the “Survivor’s Option Form of Notice”).

Wire Instructions (if different from the Wire Instructions included in the Survivor’s Option Form of Notice):

________________________

________________________

OR

☐ The undersigned Financial Institution affirms that the Authorized Representative has withdrawn its request for repayment of $ ____________ of the Notes.

The undersigned Financial Institution hereby agrees and acknowledges that by execution of this Survivor’s Option Reaffirmation Form it is deemed to have remade as of the date hereof the representations, agreements and covenants contained in the Survivor’s Option Form of Notice that accompanies this Survivor’s Option Reaffirmation Form.

FAILURE TO SUBMIT THIS SURVIVOR’S OPTION REAFFIRMATION FORM WITHIN 10 BUSINESS DAYS TO THE DOCUMENT ADMINISTRATOR WILL BE DEEMED TO CONSTITUTE WITHDRAWAL.

Physical presentations should be mailed to:

The Bank of New York Mellon
Global Corporate Trust Service - Survivor Options Processing
2001 Bryan Street - 9th floor
Dallas, Texas 75201

Inquiries should be addressed to:
Telephone: 1-800-254-2826

WRITTEN: SURVIVOR_OPTIONS@BNYMELLON.COM

Sincerely,

Financial Institution

Name: _______________________
Title: ________________________
Date: ________________________

_____________________________
Signature of Representative of Financial Institution

Consented to by:

Authorized Representative

Name: _______________________
Date: ________________________

_____________________________
Signature of Authorized Representative

Name of Deceased Beneficial Owner: _________________________

PROSPECTUS

LLOYDS TSB BANK plc
fully and unconditionally guaranteed by
LLOYDS BANKING GROUP plc

By this prospectus we may offer —

DEBT SECURITIES

We will provide the specific terms of these securities, and the manner in which they will be offered, in one or more prospectus supplements to this prospectus.  Any prospectus supplement may also add, update or change information contained, or incorporated by reference, in this prospectus.  You should read this prospectus and the prospectus supplements carefully before you invest.

You should read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” and the heading “Incorporation of Documents by Reference”, before investing in our securities.  The amount and price of the offered securities will be determined at the time of the offering.

Investing in our debt securities involves risks that are described in the “Risk Factors” section of our annual reports filed with the U.S. Securities and Exchange Commission or in the applicable prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is December 22, 2010.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (“SEC”) using a “shelf” registration or continuous offering process.  Under this shelf process, we may sell the securities described in this prospectus in one or more offerings of an unspecified amount in one or more foreign currencies or currency units.

This prospectus provides you with a general description of the debt securities we may offer, which we will refer to as the “debt securities”.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement will provide information regarding certain tax consequences of the purchase, ownership and disposition of the offered securities.  The prospectus supplement may also add to, update or change information contained in this prospectus.  If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement.  We will file each prospectus supplement with the SEC.  You should read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information”.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus.  The registration statement can be read at the SEC’s offices or obtained from the SEC’s website mentioned under the heading “Where You Can Find More Information”.

Certain Terms

In this prospectus, the terms “we”, “us”, “our” and “Lloyds Bank” refer to Lloyds TSB Bank plc, the term “LBG” means Lloyds Banking Group plc, and the term “Group” means Lloyds Banking Group plc and its subsidiaries.

LBG publishes its consolidated financial statements in pounds sterling (“£” or “sterling”), the lawful currency of the United Kingdom.  In this prospectus and any prospectus supplement, references to “dollars” and “$” are to United States dollars.

USE OF PROCEEDS

Unless we have disclosed a specific plan in the accompanying prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus in the general business of the Group.  The Group has raised capital in various markets from time to time and we expect to continue to raise capital in appropriate markets as and when required.

LLOYDS BANKING GROUP PLC

Lloyds Banking Group plc was incorporated as a public limited company and registered in Scotland under the UK Companies Act 1985 on October 21, 1985 with the registered number 95000.

The history of the Group can be traced back to the 18th century when the banking partnership of Taylors and Lloyds was established in Birmingham, England.  Lloyds Bank Plc was incorporated in 1865 and during the late 19th and early 20th centuries entered into a number of acquisitions and mergers, significantly increasing the number of banking offices in the UK.  In 1995, it continued to expand with the acquisition of the Cheltenham and Gloucester Building Society (C&G).

TSB Group plc became operational in 1986 when, following UK Government legislation, the operations of four Trustee Savings Banks and other related companies were transferred to TSB Group plc and its new banking subsidiaries.  By 1995, the TSB Group had, either through organic growth or acquisition, developed life and general insurance operations, investment management activities, and a motor vehicle hire purchase and leasing operation to supplement its retail banking activities.

In 1995, TSB Group plc merged with Lloyds Bank Plc.  Under the terms of the merger, the TSB and Lloyds Bank groups were combined under TSB Group plc, which was renamed Lloyds TSB Group plc with Lloyds Bank Plc, which was subsequently re-named Lloyds TSB Bank plc, the principal subsidiary.  In 1999, the businesses, assets and liabilities of TSB Bank plc, the principal banking subsidiary of the TSB Group prior to the merger, and its subsidiary Hill Samuel Bank Limited were vested in Lloyds TSB Bank plc, and in 2000, Lloyds TSB Group acquired Scottish Widows. In addition to already being one of the leading providers of banking services in the UK, this transaction also positioned Lloyds TSB Group as one of the leading suppliers of long-term savings and protection products in the UK.

On September 18, 2008, with the support of the UK Government, the boards of Lloyds TSB Group plc and HBOS plc announced that they had reached agreement on the terms of a recommended acquisition by Lloyds TSB Group plc of HBOS plc.  The shareholders of Lloyds TSB Group plc approved the acquisition at its general meeting on November 19, 2008.  On January 16, 2009, the acquisition was completed and Lloyds TSB Group plc changed its name to Lloyds Banking Group plc.

Pursuant to two placing and open offers which were completed by LBG in January and June 2009 and the Rights Issue completed in December 2009, the UK Government acquired 43.4 per cent of LBG’s issued ordinary share capital.  Following the issue of ordinary shares in February 2010 pursuant to LBG’s capital raising announced in November 2009, the UK Government’s holding was reduced to approximately 41.3 per cent.

Lloyds Banking Group plc’s registered office is The Mound, Edinburgh EH1 1YZ, Scotland, and its principal executive offices in the UK are located at 25 Gresham Street, London EC2V 7HN, United Kingdom, telephone number 011-44-207-626-1500.

LLOYDS TSB BANK PLC

Lloyds Bank was incorporated in England and Wales on April 20, 1865 (Registration number 2065).  Lloyds Bank is a wholly owned subsidiary of LBG, which is the holding company of the Group.  The businesses of the Group are in or owned by Lloyds Bank.

Lloyds Bank’s registered office and principal executive offices in the UK are located at 25 Gresham Street, London EC2V 7HN, United Kingdom, telephone number 011-44- 207-626-1500.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities.  Each time that we issue debt securities, we will file a prospectus supplement with the SEC, which you should read carefully.  The prospectus supplement may contain additional terms of those debt securities.  The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms of the debt securities, but if there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here.  You should also read the indentures under which we will issue the debt securities, which we have filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

When we refer to “debt securities” in this prospectus, we mean the senior debt securities and the subordinated debt securities.  The subordinated debt securities of any series will be our subordinated obligations.  Senior debt securities will be issued under a senior debt indenture.  Subordinated debt securities will be issued under a subordinated debt indenture.  Each indenture is a contract between us, LBG and The Bank of New York Mellon, which will initially act as trustee.  The indentures are substantially identical, except for certain provisions such as those relating to subordination, which are included only in the subordinated debt indenture.  None of the indentures limit our ability to incur additional indebtedness, including additional senior indebtedness.

General

The debt securities are not deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other government agency of the United States or the United Kingdom.

The indentures do not limit the amount of debt securities that we may issue.  We may issue debt securities in one or more series.  The relevant prospectus supplement for any particular series of debt securities will describe the terms of the offered debt securities, including some or all of the following terms:

•	whether they are senior debt securities or subordinated debt securities;

•	their specific designation, authorized denomination and aggregate principal amount;

•	the price or prices at which they will be issued;

•	whether such debt securities have a maturity date and, if so, what the date is;

•	the annual interest rate or rates, or how to calculate the interest rate or rates;

•	the date or dates from which interest, if any, will accrue or the method, if any, by which such date or dates will be determined;

•
whether payments are conditional on our ability to make such payments and remain able to pay our debts as they fall due and that our assets continue to exceed our liabilities (other than subordinated liabilities);

•	the times and places at which any interest payments are payable;

•	the terms of any mandatory or optional redemption, including the amount of any premium;

•	any modifications or additions to the events of default with respect to the debt securities offered;

•	any provisions relating to conversion or exchange for other securities issued by us;

•	the currency or currencies in which they are denominated and in which we will make any payments;

•	any index used to determine the amount of any payments on the debt securities;

•	any restrictions that apply to the offer, sale and delivery of the debt securities and the exchange of debt securities of one form for debt securities of another form;

•
whether and under what circumstances, if other than those described in this prospectus, we will pay additional amounts on the debt securities following certain developments with respect to tax laws and whether, and on what terms, if other than those described in this prospectus, we may redeem the debt securities following those developments;

•	the terms of any mandatory or optional exchange; and

•	any listing on a securities exchange.

In addition, the prospectus supplement will describe the material U.S. federal and UK tax considerations that apply to any particular series of debt securities.

Debt securities may bear interest at a fixed rate or a floating rate.  We may sell any subordinated debt securities that bear no interest, or that bear interest at a rate that at the time of issuance is below the prevailing market rate, at a discount to their stated principal amount.

Holders of debt securities shall have no voting rights except those described under the heading “— Modification and Waiver” below.

Senior Guarantee

LBG, as guarantor, will fully and unconditionally guarantee payment in full to the holders of senior debt securities issued by us.  The guarantee is set forth in, and forms part of, the indenture under which senior debt securities will be issued by us.  If, for any reason, we do not make any required payment in respect of our senior debt securities when due, LBG will cause the payment to be made to or to the order of the applicable trustee.  The guarantee will be on a senior basis when the guaranteed debt securities are issued under the senior indenture.  Holders of senior debt securities issued by us may sue LBG to enforce their rights under the guarantee without first suing any other person or entity.  LBG may, without the consent of the holders of the debt securities, assume all of our rights and obligations under the debt securities and upon such assumption, we will be released from our liabilities under the senior debt indenture and the senior debt securities.

Subordinated Guarantee

LBG, as guarantor, will fully and unconditionally guarantee payment in full to the holders of subordinated debt securities issued by us.  The guarantee is set forth in, and forms part of, the indenture under which subordinated debt securities will be issued by us.  If, for any reason, we do not make any required payment in respect of our subordinated debt securities when due, LBG will cause the payment to be made to or to the order of the applicable trustee.  The guarantee will be on a subordinated basis when the guaranteed debt securities are issued under the subordinated indenture.  Holders of subordinated debt securities issued by us may sue LBG to enforce their rights under the guarantee without first suing any other person or entity.  LBG may, without the consent of the holders of the debt securities, assume all of our rights and obligations under the debt securities and upon such assumption, we will be released from our liabilities under the subordinated debt indenture and the subordinated debt securities.

Because the guarantee is subordinated, if winding up proceedings with respect to LBG should occur, each holder may recover less ratably than the holders of its unsubordinated liabilities.  If, in any such winding up, the amount payable on any guarantee of any series of debt securities and any claims ranking equally with such guarantee are not paid in full, those guarantees and other claims ranking equally will share ratably in any distribution of LBG’s assets in a winding up in proportion to the respective amounts to which they are entitled.  If any holder is entitled to any recovery with respect to the guarantee of any debt securities in any winding up or liquidation, the holder might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom.

In addition, because LBG is a holding company, its rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, including, in the case of us, our depositors, except to the extent that LBG may be a creditor with recognized claims against us.

Form of Debt Securities; Book-Entry System

General

Unless the relevant prospectus supplement states otherwise, the debt securities shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositary, including, without limitation, The Depository Trust Company (“DTC”), Euroclear Bank S.A./N.V. (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream Luxembourg”), and will be registered in the name of such depositary or its nominee.  Unless and until the debt securities are exchanged in whole or in part for other securities that we issue or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

The debt securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg.  Unless the relevant prospectus supplement states otherwise, the initial distribution of the debt securities will be cleared through DTC only.  In such event, beneficial interests in the global debt securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream Luxembourg.

The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form.  Those laws may impair the ability of investors to own interests in book-entry securities.

So long as the depositary, or its nominee, is the holder of a global debt security, the depositary or its nominee will be considered the sole holder of such global debt security for all purposes under the indentures.  Except as described below under the heading “—Issuance of Definitive Securities”, no participant, indirect participant or other person will be entitled to have debt securities registered in its name, receive or be entitled to receive physical delivery of debt securities in definitive form or be considered the owner or holder of the debt securities under the indentures.  Each person having an ownership or other interest in debt securities must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the indentures or the debt securities.

Payments on the Global Debt Security

Payments of any amounts in respect of any global securities will be made by the trustee to the depositary.  Payments will be made to beneficial owners of debt securities in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable.  Neither we nor LBG nor the trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we or LBG make to the depositary.

The Clearing Systems

DTC, Euroclear and Clearstream Luxembourg have advised us as follows:

DTC.  DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants deposit with DTC.  DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts.  This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).  DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.  Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.  More information about DTC can be found at www.dtcc.com and www.dtc.org.

Euroclear.  Euroclear holds securities for its participants and clears and settles transactions between its participants through simultaneous electronic book-entry delivery against payment.  Euroclear provides various other services, including safekeeping, administration, clearance and settlement and securities lending and borrowing, and interfaces with domestic markets in several countries.  Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable law (collectively, the “Euroclear Terms and Conditions”).  The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

Clearstream Luxembourg.  Clearstream Luxembourg is incorporated under the laws of The Grand Duchy of Luxembourg as a professional depositary.  Clearstream Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates.  Clearstream Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream Luxembourg interfaces with domestic markets in several countries.

Issuance of Definitive Securities

So long as the depositary holds the global securities of a particular series of debt securities, such global securities will not be exchangeable for definitive securities of that series unless:

•
the depositary notifies the trustee that it is unwilling or unable to continue to act as depositary for the debt securities or the depositary ceases to be a clearing agency registered under the Exchange Act;

•	we or LBG are wound up and we or LBG fail to make a payment on the debt securities when due; or

•
at any time we determine at our option and in our sole discretion that the global securities of a particular series of debt securities should be exchanged for definitive debt securities of that series in registered form.

Each person having an ownership or other interest in a debt security must rely exclusively on the rules or procedures of the depositary as the case may be, and any agreement with any direct or indirect participant of the depositary, including Euroclear or Clearstream Luxembourg and their participants, as applicable, or any other securities intermediary through which that person holds its interest, to receive or direct the delivery of possession of any definitive security.  The indentures permit us to determine at any time and in our sole discretion that debt securities shall no longer be represented by global securities.  DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant.  We would issue definitive certificates in exchange for any such beneficial interests withdrawn.

Unless otherwise specified in the prospectus supplement, definitive debt securities will be issued in registered form only.  To the extent permitted by law, we, LBG, the trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.

Payments in respect of each series of definitive securities will be made to the person in whose name the definitive securities are registered as it appears in the register for that series of debt securities.  Payments will be made in respect of the debt securities by check drawn on a bank in New York or, if the holder requests, by transfer to the holder’s account in New York.  Definitive securities should be presented to the paying agent for redemption.

If we issue definitive debt securities of a particular series in exchange for a particular global debt security, the depositary, as holder of that global debt security, will surrender it against receipt of the definitive debt securities, cancel the book-entry debt securities of that series, and distribute the definitive debt securities of that series to the persons and in the amounts that the depositary specifies pursuant to the internal procedures of such depositary.

If definitive securities are issued in the limited circumstances described above, those securities may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of a paying agent.  If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three business days after the paying agent receives the certificate.  The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the records of the paying agent.  The new certificate representing the securities that were transferred will be sent to the transferee within three business days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the securities represented by the certificate, to the address specified in the form of transfer.

Settlement

Initial settlement for each series of debt securities and settlement of any secondary market trades in the debt securities will be made in same-day funds.  Book-entry debt securities held through DTC will settle in DTC’s same-day funds settlement system.

Payments

We will make any payments of interest and principal on any particular series of debt securities on the dates and, in the case of payments of interest, at the rate or rates, that we set out in, or that are determined by the method of calculation described in, the relevant prospectus supplement.

Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, if we do not make a payment on that series of subordinated debt securities on any payment date, our obligation to make that payment shall be deferred, if it is an interest payment, until the date upon which we pay a dividend on any class of our share capital and, if it is a principal payment, until the first business day after the date that falls six months after the original payment date (a “Deferred Payment Date”).  If we fail to make a payment before the Deferred Payment Date, that failure shall not create a default or otherwise allow any holder to sue us or LBG for the payment or take any other action.  Each payment that is deferred in this way will accrue interest at the rate prevailing in accordance with the terms of the series of debt securities immediately before the original payment date.  Any payment deferred in this way shall not be treated as due for any purpose, including for the purposes of ascertaining whether or not a Subordinated Debt Security Default has occurred, until the Deferred Payment Date.

Subordination

Senior Debt Securities

Unless the relevant prospectus supplement provides otherwise, senior debt securities and coupons (if any) appertaining thereto constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all of our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, in a winding up, all payments on any series of subordinated debt securities will be subordinate to, and subject in right of payment to the prior payment in full of, all claims of all of our creditors other than claims in respect of any liability that is, or is expressed to be, subordinated, whether only in the event of a winding up or otherwise, to the claims of all or any of our creditors, in the manner provided in the subordinated debt indenture.

General

As a consequence of these subordination provisions, if winding up proceedings should occur, each holder may recover less ratably than the holders of our unsubordinated liabilities.  If, in any winding up, the amount payable on any series of debt securities and any claims ranking equally with that series are not paid in full, those debt securities and other claims ranking equally will share ratably in any distribution of our assets in a winding up in proportion to the respective amounts to which they are entitled.  If any holder is entitled to any recovery with respect to the debt securities in any winding up or liquidation, the holder might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom.

Additional Amounts

Unless the relevant prospectus supplement provides otherwise, amounts to be paid on any series of debt securities or under the guarantee will be made without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any United Kingdom political subdivision thereof or authority that has the power to tax (a “UK taxing jurisdiction”), unless such deduction or withholding is required by law.  If at any time a UK taxing jurisdiction requires us to make such deduction or withholding, we, or the guarantor, as the case may be, will pay additional amounts with respect to the principal of, interest and any other payments on, the debt securities (“Additional Amounts”) that are necessary in order that the net amounts paid to the holders of those debt securities, after the deduction or withholding, shall equal the amounts which would have been payable on that series of debt securities if the deduction or withholding had not been required.  However, this will not apply to any such amount that would not have been payable or due but for the fact that:

•
the holder or the beneficial owner of the debt securities is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, a UK taxing jurisdiction or otherwise having some connection with the UK taxing jurisdiction other than the holding or ownership of a debt security, or the collection of any payment of, or in respect of, principal of, or any interest or other payment on, any debt security of the relevant series or under the guarantee;

•	except in the case of a winding up in the United Kingdom, the relevant debt security is presented (where presentation is required) for payment in the United Kingdom;

•
the relevant debt security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the debt security for payment at the close of that 30 day period;

•
the holder or the beneficial owner of the relevant debt security or the beneficial owner of any payment of or in respect of principal of, or any interest or other payment on, the debt security failed to comply with a request by us, the guarantor or our liquidator or other authorized person addressed to the holder to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or to make any declaration or other similar claim to satisfy any requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of a UK taxing jurisdiction as a precondition to exemption from all or part of the tax;

•
the withholding or deduction is imposed on a payment to or for the benefit of an individual and is required to be made pursuant to, in the case of senior debt securities, European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such directive or, in the case of subordinated debt securities, any European Union Directive on the taxation of savings implementing the proposal for a  European Union Directive presented by the European Commission on July 18, 2001 implementing or complying with, or introduced in order to conform to such a directive;

•
the relevant debt security is presented (where presentation is required) for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant debt security to another paying agent in a Member State of the European Union; or

•	any combination of the above items,

nor shall Additional Amounts be paid with respect to the principal of, or any interest or other payment on, the debt securities or under the guarantee to any holder who is a fiduciary or partnership or settlor with respect to such fiduciary or a member of such partnership other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder.

Whenever we refer in this prospectus and any prospectus supplement, in any context, to the payment of the principal of or any interest or other payments on, or in respect of, any debt security of any series, we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.

Redemption

Unless the relevant prospectus supplement provides otherwise and subject in the case of any subordinated debt securities to our (i) having notified the United Kingdom Financial Services Authority (“FSA”) of our intention to so redeem at least one month (or such other longer or shorter period as the FSA may then require or accept) prior to becoming committed to the proposed repayment and any necessary prior consent, notice or no objection, as applicable, having been received from the FSA, and (ii) satisfying the FSA that after such repayment we will be able to meet our capital resource requirements and have sufficient financial resources to meet our applicable capital adequacy requirements, we will have the option to redeem the debt securities of any series, as a whole but not in part, upon not less than 30 nor more than 60 days’ notice to each holder of debt securities, on any payment date, at a redemption price equal to 100% of their principal amount together with any accrued but unpaid interest in the case of senior debt securities and any accrued but unpaid interest (including deferred interest in the case of subordinated debt securities), to the redemption date, or, in the case of discount securities, their accreted face amount, together with any accrued interest, if we determine that as a result of a change in or amendment to the laws or regulations of a UK taxing jurisdiction, including any treaty to which it is a party, or a change in the application or interpretation of those laws or regulations, including a decision of any court or tribunal or any generally published pronouncement by any relevant tax authority which change, amendment or pronouncement becomes effective or applicable on or after the date of the applicable prospectus supplement:

•	in making any payments on the particular series of debt securities or under the guarantee, we or LBG have paid or will or would on the next payment date be required to pay Additional Amounts;

•
payments on the next payment date in respect of any of the series of debt securities would be treated as “a distribution” within the meaning of Chapter 2, Part 23 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or reenactment of such Act; or

•
on the next payment date we or LBG would not be entitled to claim a deduction in respect of the payments in computing our UK taxation liabilities, or the value of the deduction to us or LBG, as applicable, would be materially reduced.

Unless the relevant prospectus supplement provides otherwise, and subject to our (i) having notified the FSA of our intention to so redeem at least one month (or such other longer or shorter period as the FSA may then require or accept) prior to becoming committed to the proposed repayment and any necessary prior consent, notice or no objection, as applicable, having been received from the FSA, and (ii) satisfying the FSA that after such repayment we will be able to meet our capital resource requirements and have sufficient financial resources to meet our applicable capital adequacy requirements, with respect to any series of subordinated debt securities, we will have the option to redeem the subordinated debt securities, as a whole but not in part, upon not less than 30 nor more than 60 days’ notice, to each holder of such subordinated debt securities, at any time, at a redemption price equal to 100% of the principal amount, together with accrued but unpaid interest (including any deferred interest), if any, in respect of such series of subordinated debt securities to the date fixed for redemption (or, in the case of discount securities, the accreted face amount thereof, together with accrued interest, if any), if, immediately prior to the giving of the notice referred to above the subordinated debt securities would no longer be eligible to qualify in whole or in part (save where such non-qualification is only as a result of any applicable limitation on the amount of such capital) for inclusion in the Lower Tier 2 Capital, as defined by the FSA from time to time, of Lloyds Bank.

In the case of redemption due to tax changes, we shall be required, before we give a notice of redemption, to deliver to the trustee (i) an officer’s certificate evidencing compliance with such provisions and stating that we are entitled to redeem the relevant securities or (ii) a written legal opinion of independent United Kingdom counsel of recognized standing selected by us, or written opinion by a firm of certified accountants in a form satisfactory to the trustee confirming that the relevant change in the application or interpretation of such laws or regulations has occurred and that we are entitled to exercise our right of redemption.

The relevant prospectus supplement will specify whether or not we may redeem the debt securities of any series, in whole or in part, at our option, in any other circumstances and, if so, the prices and any premium at which and the dates on which we may do so.  Any notice of redemption of debt securities of any series will state, among other items:

•	the redemption date;

•	the amount of debt securities to be redeemed if less than all of the series is to be redeemed;

•	the redemption price;

•	that the redemption price will become due and payable on the redemption date and that payments will cease to accrue on such date;

•	the place or places at which each holder may obtain payment of the redemption price; and

•	the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to the debt securities being redeemed.

In the case of a partial redemption, the trustee shall select the debt securities to be redeemed in any manner which it deems fair and appropriate, and consistent with the rules and procedures of the applicable clearing systems.

We, LBG or any of LBG’s subsidiaries may at any time and from time to time purchase debt securities of any series in the open market or by tender (available to each holder of debt securities of the relevant series) or by private agreement, if applicable law permits.  Any debt securities of any series that we purchase beneficially for our own account, other than in connection with dealing in securities, will be treated as cancelled and will no longer be issued and outstanding.

Under existing FSA requirements, we may not make any redemption or repurchase of any debt securities beneficially for our own account, other than a repurchase in connection with dealing in securities, unless we give prior notice to the FSA and the FSA has not objected.  The FSA (or any successor thereto) may impose conditions on any redemption or repurchase.

Modification and Waiver

We, LBG and the trustee may make certain modifications and amendments to the applicable indenture with respect to any series of debt securities without the consent of the holders of the debt securities.  Other modifications and amendments may be made to the indenture with the consent of the holder or holders of not less than a majority, or in the case of subordinated debt securities, two-thirds, in aggregate outstanding principal amount of the debt securities of the series outstanding under the indenture that are affected by the modification or amendment, voting as one class.  However, no modifications or amendments may be made without the consent of the holder of each debt security affected that would:

•	change the stated maturity of the principal amount of any debt security;

•	reduce the principal amount of, the interest rates, or any premium payable upon the redemption of, or the payments with respect to, any debt security;

•	change any obligation (or any successors’) to pay Additional Amounts;

•	change the currency of payment;

•	impair the right to institute suit for the enforcement of any payment due and payable;

•
reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture and any Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default (as such terms are defined below);

•
modify the subordination provisions or the terms of our obligations or LBG’s obligations in respect of the due and punctual payment of the amounts due and payable on the debt securities in a manner adverse to the holders; or

•	modify the above requirements.

In addition, material variations in the terms and conditions of debt securities of any series, including modifications relating to redemption, a Senior Debt Security Event of Default, a Subordinated Debt Security Event of Default or a Subordinated Debt Security Default (as such terms are defined below), may require the non-objection from, or consent of, the FSA.

Events of Default; Default; Limitation of Remedies

Senior Debt Security Event of Default

Unless the relevant prospectus supplement provides otherwise, a “Senior Debt Security Event of Default” with respect to any series of senior debt securities shall result if:

•
Lloyds Bank or LBG does not pay any principal or interest on any senior debt securities of that series within 14 days from the due date for payment and the principal or interest has not been duly paid within 14 days following written notice from the trustee or from holders of 25% in outstanding principal amount of the senior debt securities of that series to us requiring the payment to be made.  It shall not, however, be a Senior Debt Security Event of Default if during the 14 days after the notice, Lloyds Bank or LBG delivers a written opinion of legal advisors, who may be an employee of, or legal advisors for, Lloyds Bank or LBG or other legal advisors acceptable to the trustee (“Opinion of Counsel”) to the trustee concluding that such sums were not paid in order to comply with a law, regulation or order of any court of competent jurisdiction.  It shall not be a Senior Debt Security Event of Default if Lloyds Bank or LBG delivers such an Opinion of Counsel to the trustee and the trustee shall be entitled to rely on such opinion. The foregoing shall not otherwise be deemed to impair the right of any holder to receive payment of the principal of and interest on any such security or to institute suit for the enforcement of any such payment; or

•
Lloyds Bank or LBG breaches any covenant or warranty of the senior debt indenture (other than as stated above with respect to payments when due) and that breach has not been remedied within 60 days of receipt of a written notice from the trustee certifying that in its opinion the breach is materially prejudicial to the interests of the holders of the senior debt securities of that series and requiring the breach to be remedied or from holders of at least 25% in outstanding principal amount of the senior debt securities of that series requiring the breach to be remedied; or

•
either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for the winding-up of Lloyds Bank or LBG (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency).

If a Senior Debt Security Event of Default occurs and is continuing, the trustee or the holders of at least 25% in outstanding principal amount of the senior debt securities of that series may at their discretion declare the senior debt securities of that series to be due and repayable immediately (and the senior debt securities of that series shall thereby become due and repayable) at their outstanding principal amount (or at such other repayment amount as may be specified in or determined in accordance with the relevant prospectus supplement) together with accrued interest, if any, as provided in the prospectus supplement.  The trustee may at its discretion and without further notice institute such proceedings as it may think suitable, against Lloyds Bank or LBG to enforce payment.  Subject to the indenture provisions for the indemnification of the trustee, the holder(s) of a majority in aggregate principal amount of the outstanding senior debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series.  However, this direction must not be in conflict with any rule of law or the senior debt indenture, and must not be unjustly prejudicial to the holder(s) of any senior debt securities of that series not taking part in the direction, and not expose the trustee to undue risk.  The trustee may also take any other action, consistent with the direction, that it deems proper.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the senior debt securities.

By accepting a senior debt security, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the senior debt securities or the applicable indenture that they might otherwise have against Lloyds Bank or LBG, whether before or during the winding up of Lloyds Bank or LBG, as applicable.

Subordinated Debt Security Events of Default

Unless the relevant prospectus supplement provides otherwise, a “Subordinated Debt Security Event of Default” of Lloyds Bank with respect to any series of subordinated debt security shall result if:

•	a court of competent jurisdiction makes an order which is not successfully appealed within 30 days; or

•
an effective shareholders’ resolution is validly adopted for the winding-up of Lloyds Bank, other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

If a Subordinated Debt Security Event of Default of Lloyds Bank occurs and is continuing, the trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of each series may declare to be due and payable immediately in accordance with the terms of the indenture the principal amount of, and any accrued but unpaid payments (or, in the case of discount securities, the accreted face amount, together with any accrued interest), including any deferred interest, on the subordinated debt securities of the series.  However, after this declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of the series may rescind the declaration of acceleration and its consequences, but only if all Subordinated Debt Security Events of Default of Lloyds Bank have been remedied and all payments due, other than those due as a result of acceleration, have been made.

Unless the relevant prospectus supplement provides otherwise, a “Subordinated Debt Security Event of Default” of LBG with respect to the guarantees of any series of subordinated debt security shall result if:

•	a court of competent jurisdiction makes an order which is not successfully appealed within 30 days; or

•
an effective shareholders’ resolution is validly adopted for the winding-up of LBG, other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

If a Subordinated Debt Security Event of Default of LBG occurs and is continuing, the trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of each series may deem to be due and payable by Lloyds Bank or LBG immediately in accordance with the terms of the indenture, for the purposes of the guarantee only (whether or not a Subordinated Debt Security Event of Default of Lloyds Bank has occurred), the principal amount of, and any accrued but unpaid payments (or, in the case of discount securities, the accreted face amount, together with any accrued interest), including any deferred interest, on the subordinated debt securities of the series.  However, after this declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of the series may rescind the declaration of acceleration and its consequences, but only if all Subordinated Debt Security Events of Default of LBG have been remedied and all payments due, other than those due as a result of acceleration, have been made.

Subordinated Debt Security Defaults

In addition to Subordinated Debt Security Events of Default, the Indenture also separately provides for Subordinated Debt Security Defaults.  Unless the relevant prospectus supplement provides otherwise, it shall be a “Subordinated Debt Security Default” with respect to any series of subordinated debt securities if:

•
any installment of interest upon any subordinated debt security of that series is not paid on or before its Deferred Payment Date or such other date specified for its payment in the Indenture and such failure continues for 14 days; or

•
all or any part of the principal of any subordinated debt security of that series is not paid on its Deferred Payment Date, or when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for seven days.

If a Subordinated Debt Security Default occurs and is continuing, the trustee may commence a proceeding in England and Scotland (but not elsewhere) for the winding-up of Lloyds Bank or LBG, respectively.

However, a failure to make any payment on a series of subordinated debt securities shall not be a Subordinated Debt Security Default if it is withheld or refused in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction and Lloyds Bank or LBG delivers an Opinion of Counsel to the trustee with that conclusion, at any time before the expiry of the applicable 14 day or seven day period by independent legal advisers.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the subordinated debt securities.

By accepting a subordinated debt security, each holder and the trustee will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the subordinated debt securities or the applicable indenture (or between our obligations under or in respect of any subordinated debt security and any liability owed by a holder or the trustee to Lloyds Bank or LBG) that they might otherwise have against Lloyds Bank or LBG, whether before or during our winding up.

Events of Default and Defaults–General

The holder or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default with respect to the series, except a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default, in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any debt security or a covenant or provision of the applicable indenture which cannot be modified or amended without the consent of each holder of debt securities of such series.

Subject to certain exceptions, such as in the case of a payment default, the trustee may, without the consent of the holders, waive or authorize a Senior Debt Security Event of Default if, in the opinion of the trustee, the Senior Debt Security Event of Default would not be materially prejudicial to the interests of the holders.

Subject to the provisions of the applicable indenture relating to the duties of the trustee, if a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default occurs and is continuing with respect to the debt securities of any series, the trustee will be under no obligation to any holder or holders of the debt securities of the series, unless they have offered reasonable indemnity to the trustee.  Subject to the indenture provisions for the indemnification of the trustee, the holder or holders of a majority in aggregate principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series, if the direction is not in conflict with any rule of law or with the applicable indenture and does not expose the trustee to undue risk and the action would not be unjustly prejudicial to the holder or holders of any debt securities of any series not taking part in that direction.  The trustee may take any other action that it deems proper which is not inconsistent with that direction.

The indentures provide that the trustee will, within 90 days after the occurrence of a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default with respect to the debt securities of any series, give to each holder of the debt securities of the affected series notice of the Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default known to it, unless the Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default, has been cured or waived.  However, the trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

We are required to furnish to the trustee a statement as to our compliance with all conditions and covenants under the indenture (i) annually, and (ii) within five Business Days of a written request from the trustee.

Consolidation, Merger and Sale of Assets; Assumption

We or LBG may, without the consent of the holders of any of the debt securities, consolidate with, merge into or transfer or lease our assets substantially as an entirety to any person, provided that any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, is a company organized under the laws of any part of the United Kingdom that assumes, by a supplemental indenture, our obligations or, if applicable, LBG’s obligations, on the debt securities and under the applicable indenture, immediately after giving effect to such transaction, no event of default shall have occurred and be continuing, and we procure the delivery of a customary officer’s certificate and legal opinion providing that the conditions precedent to the transaction have been complied with.

Subject to applicable law and regulation, any of our wholly-owned subsidiaries may assume our obligations under the debt securities of any series without the consent of any holder, provided that we unconditionally guarantee, which, in the case of subordinated debt securities shall be on a subordinated basis in substantially the manner described above, the obligations of the subsidiary under the debt securities of that series.  If we do, all of our direct obligations under the debt securities of the series and the applicable indenture shall immediately be discharged.  Any Additional Amounts under the debt securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the assuming subsidiary is incorporated, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts, substituting the jurisdiction in which the assuming subsidiary is incorporated for “UK taxing jurisdiction”.  However, if we or LBG make payment under such guarantee, we or LBG, as the case may be, shall be required to pay Additional Amounts related to taxes, subject to the exceptions described under the heading “—Additional Amounts” above, imposed by any UK taxing jurisdiction by reason of the guarantee payment.  The subsidiary that assumes our obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described in “—Redemption” above with respect to any change or amendment to, or change in the application or official interpretation of, the laws or regulations (including any treaty) of the assuming subsidiary’s jurisdiction of incorporation which occurs after the date of the assumption.

An assumption of our obligations under the debt securities of any series might be deemed for U.S. federal income tax purposes to be an exchange of those debt securities for new debt securities by each beneficial owner, resulting in a recognition of taxable gain or loss for those purposes and possibly certain other adverse tax consequences.  You should consult your tax advisor regarding the U.S. federal, state and local income tax consequences of an assumption.

Governing Law

The debt securities and the indentures will be governed by and construed in accordance with the laws of the State of New York and the Trust Indenture Act of 1939, as amended (“TIA”), one of the U.S. Securities laws, except that, as the indentures specify, the subordination provisions relating to each series of debt securities in the indentures will be governed and construed in accordance with the laws of England and the subordination provisions relating to the guarantees endorsed on each series of debt securities in the indentures will be governed and construed in accordance with the laws of Scotland.

Notices

All notices to holders of registered debt securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee.

The Trustee

The Bank of New York Mellon, acting through its London office, One Canada Square, London E14 5AL, is the trustee under the indentures.  The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the TIA.  Subject to the provisions of the TIA, the trustee is under no obligation to exercise any of the powers vested in it by the indentures at the request of any holder of notes, unless offered reasonable indemnity or security deemed satisfactory to the trustee in its sole discretion, by the holder against the costs, expense and liabilities which might be incurred thereby.  We, LBG and certain members of the Group maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of our business.  The Bank of New York Mellon is also the book-entry depositary with respect to certain of our or LBG’s debt securities and the depositary with respect to the ADSs representing certain of LBG’s preference shares.

Consent to Service of Process

Under the indentures, we and LBG irrevocably designate our Chief U.S. Counsel, Lloyds TSB Bank plc (or any successor thereto), currently of 1095 Avenue of the Americas, 34th Floor, New York, NY 10036, as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the indentures or any debt securities brought in any federal or state court in The City of New York, New York and we and LBG irrevocably submit to the jurisdiction of those courts.

PLAN OF DISTRIBUTION

We may sell relevant securities to or through underwriters or dealers and also may sell all or part of such securities directly to other purchasers or through agents.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with the sale of securities, we may compensate underwriters in the form of discounts, concessions or commissions or in any other way that the applicable prospectus supplement describes.  Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.  Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions that we pay them and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the “Securities Act”).  Any such underwriter or agent will be identified, and any such compensation that we pay will be described, in the prospectus supplement.

Under agreements which we may enter into, we may be required to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act.

Unless a prospectus supplement specifies otherwise, we will not offer any securities or any investments representing securities of any series to the public in the United Kingdom.  Unless otherwise specified in any agreement which we may enter into, underwriters, dealers and/or agents in relation to the distribution of securities or any investments representing securities of any series and subject to the terms of any such agreement, any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities of any series will represent and agree that:

•
it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to the securities or any investments representing securities of such series in, from or otherwise involving the UK; and

•
it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the securities or any investments representing the securities  (including without limitation the registration statement, the prospectus and any preliminary prospectus) in circumstances in which Section 21(1) of the FSMA does not apply to the issuer of the securities.

Each new series of debt securities will be a new issue of securities with no established trading market.  If securities of a particular series are not listed on a U.S. national securities exchange, certain broker-dealers may make a market in those securities, but will not be obligated to do so and may discontinue any market making at any time without notice.  We cannot give any assurance that any broker-dealer will make a market in securities of any series or as to the liquidity of the trading market for those securities.

To the extent an initial offering of the securities will be distributed by an affiliate of ours each such offering of securities will be conducted in compliance with the requirements of NASD Rule 2720 of the Financial Industry Regulatory Authority, which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of securities of an affiliate.  Following the initial distribution of any of these securities, affiliates of ours may offer and sell these securities in the course of their businesses as broker-dealers. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise.  Such affiliates may also use this prospectus in connection with these transactions.  None of our affiliates is obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

Any underwriter, selling agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Delayed Delivery Arrangements

If so indicated in the prospectus supplement, we may authorize underwriters or other persons acting as their agents to solicit offers by certain institutions to purchase debt securities from them pursuant to contracts providing for payment and delivery on a future date.  Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us.  The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject.  The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

LEGAL OPINIONS

Our United States counsel, Davis Polk & Wardwell LLP, will pass upon certain legal matters relating to the securities under U.S. federal securities laws.  Our English counsel, Linklaters LLP, will pass upon the validity of the debt securities under English law and the subordination provisions of the subordinated debt securities under English law.  Our Scottish counsel, Dundas & Wilson CS LLP, will pass upon certain matters of Scots law relating to the validity of the guarantees of the debt securities and the subordination provisions of the guarantees of the debt securities under Scots law.

EXPERTS

The financial statements incorporated in this Prospectus by reference to LBG’s report on Form 6-K dated December 22, 2010 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Lloyds Banking Group plc Annual Report on Form 20-F for the year ended December 31, 2009 have been so incorporated in reliance on the report, which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the HBOS plc business that LBG acquired on January 16, 2009 as of December 31, 2009, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of HBOS plc as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008 have been incorporated by reference herein in reliance upon the report of KPMG Audit Plc, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES

We and LBG are public limited companies incorporated and registered in England and Scotland, respectively.  Most of our and LBG’s directors and executive officers, and certain experts named in this prospectus, reside in the United States.  A substantial portion of our and LBG’s assets and the assets of those non-resident persons are located outside the United States.  As a result, it may not be possible for investors (i) to effect service of process within the United States upon us, LBG or those persons or (ii) to enforce against us, LBG or those persons judgments obtained in U.S. courts predicated upon civil liability provisions of the federal securities laws of the United States.  We have been advised by our Scottish counsel, Dundas & Wilson CS LLP (as to Scots law) and our English counsel, Linklaters LLP (as to English law) that, both in original actions and in actions for the enforcement of judgments of U.S. courts, there is doubt as to whether civil liabilities predicated solely upon the U.S. federal securities laws are enforceable in England and Scotland, as the case may be.

WHERE YOU CAN FIND MORE INFORMATION

Ongoing Reporting

LBG is subject to the informational requirements of the Exchange Act and in accordance therewith, LBG files reports and other information with the SEC.  You can read and copy these reports and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, U.S.A.  You may call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.  The SEC also maintains a website at http://www.sec.gov which contains in electronic form each of the reports and other information that we have filed electronically with the SEC.  You can also read this material at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005, U.S.A. on which certain of LBG’s securities are listed.

We will provide the trustee for any debt securities with LBG’s annual reports, which will include a description of operations and LBG’s annual audited consolidated financial statements.  We will also provide the trustee with LBG’s interim reports that will include unaudited interim summary consolidated financial information.  Upon receipt, the trustee will mail the reports to all record holders of the debt securities.  In addition, we will provide the trustee with all notices of meetings at which holders of debt securities are entitled to vote, and all other reports and communications that are made generally available to holders of debt securities.

Registration Statement

This prospectus is part of a registration statement that we and LBG filed with the SEC.  As exhibits to the registration statement, we have also filed the indentures, and LBG’s Articles of Association.  Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.  For further information, you should refer to the registration statement.  You can obtain the full registration statement from the SEC or from us or LBG.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information that LBG files with the SEC.  This permits us to disclose important information to you by referring to these filed documents.  Any information referred to in this way is considered part of this prospectus, and any information that LBG files with the SEC after the date of this prospectus will automatically be deemed to update and supersede this information.

We incorporate by reference (i) LBG’s Annual Report on Form 20-F for the fiscal year ended December 31, 2009 filed with the SEC on May 13, 2010; (ii) LBG’s report on Form 6-K including audited consolidated financial statements of HBOS plc at and for the years ended December 31, 2006, 2007 and 2008 filed with the SEC on June 28, 2010; (iii) LBG’s report on Form 6-K including pro forma financial information filed with the SEC on June 28, 2010; (iv) LBG’s report on Form 6-K furnished with the SEC on June 28, 2010 disclosing the Ratio of Earnings to Fixed Charges and the Ratio of Combined Fixed Charges and Preferred Dividends to Earnings; (v) LBG’s report on Form 6-K filed with the SEC on September 3, 2010; (vi) LBG’s report on Form 6-K including LBG’s Capitalization and Ratio of Earnings to Fixed Charges filed with the SEC on October 8, 2010; (vii) LBG’s report on Form 6-K including the audited financial statements of LBG at and for the year ended December 31, 2009 filed with the SEC on December 22, 2010; (viii) LBG’s report on Form 6-K including the unaudited interim results of LBG for the half year ended June 30, 2010 filed with the SEC on December 22, 2010; (ix) LBG’s report on Form 6-K including LBG’s Capitalization filed with the SEC on December 22, 2010; and (x) LBG’s report on Form 6-K including certain regulatory news service announcements made by LBG and other information filed with the SEC on December 22, 2010.  We also incorporate by reference all subsequent Annual Reports filed on Form 20-F and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and certain Reports on Form 6-K, if they state that they are incorporated by reference into this prospectus, that we furnish to the SEC after the date of this prospectus and until we or any underwriters sell all of the securities.

Upon written or oral request, we will provide free of charge a copy of any or all of the documents that we incorporate by reference into this prospectus, other than exhibits which are not specifically incorporated by reference into this prospectus.  To obtain copies you should contact us at Investor Relations, 25 Gresham Street, London EC2V 7HN, United Kingdom or by telephone at 011-44-207-356-1273.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus are forward-looking statements.  We may make forward-looking statements in other documents filed with the SEC that are incorporated by reference into this prospectus.  Forward-looking statements can be identified by the use of forward-looking terminology such as words “expect,” “estimate,” “project,” “anticipate,” “believes,” “should,” “could,” ‘intend,” “plan,” “probability,” “risk,” “target,” “goal,” “objective,” “may,” “endeavor,” “outlook,” “optimistic,” “prospects” or by the use of similar expressions or variations on such expressions, or by the discussion of strategy or objectives.  Forward-looking statements are based on current plans, estimates and projections, and are subject to inherent risks, uncertainties and other factors which could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements.

In particular, this prospectus and certain documents incorporated by reference into this prospectus include forward-looking statements relating, but not limited, to possible future write-downs and our capital planning projections, our potential exposures to various types of market risks, such as interest rate risk, foreign exchange rate risk, liquidity risk, credit risk and commodity and equity price risk.  Such statements are subject to risks and uncertainties.  For example, certain of the market risk disclosures are dependent on choices about key model characteristics, assumptions and estimates, and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and, as a result, actual future gains and losses could differ materially from those that have been estimated.

Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus, and you should not consider the factors discussed here or in LBG’s Form 20-F filed on May 13, 2010 or other documents incorporated by reference herein to be a complete set of all potential risks or uncertainties.  We have economic, financial market, credit, legal and other specialists who monitor economic and market conditions and government policies and actions.  However, because it is difficult to predict with accuracy any changes in economic or market conditions or in governmental policies and actions, it is difficult for us to anticipate the effects that such changes could have on our financial performance and business operations.

The forward-looking statements made in this prospectus speak only as of the date of this prospectus.  We do not intend to publicly update or revise these forward-looking statements to reflect events or circumstances after the date of this prospectus, and we do not assume any responsibility to do so.  You should, however, consult any further disclosures of a forward-looking nature we made in other documents filed with the SEC that are incorporated by reference into this prospectus.  This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

Lloyds TSB Bank plc
fully and unconditionally guaranteed by

Lloyds Banking Group plc

Retail Notes, Series B
___________________

PROSPECTUS SUPPLEMENT
(to prospectus dated December 22, 2010)
___________________

Barclays Capital

November 25, 2011